As filed with the Securities and Exchange Commission on
                                REGISTRATION NO.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                   VGTel, Inc.

                 (Name of Small Business Issuer in its Charter)



          New York                      4814                      01-0671426

--------------------------------------------------------------------------------

(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
  of incorporation or         Classification Code Number)   Identification No.)
       organization)


     (Address and Telephone Number of Registrants Principal Place of Business)

                                   VGTel, Inc.
                                 Ron Kallus, CEO
                                 2303 South Blvd.
                                Houston Tx 77098
                               Tel:  713-630-0025

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

                            THE O'NEAL LAW FIRM, P.C.
                       Attention: William D. O'Neal, Esq.
                      17100 E. Shea Boulevard, Suite 400-D
                          Fountain Hills, Arizona 85268

                               Tel: (480) 812-5058
                               Fax: (480) 816-9241



Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement under number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box  [   ]








                                          Proposed Maximum
Title of Shares to      Proposed Amount   Offering Price      Maximum Aggregate   Amount of
Be Registered           To be Registered  Per Share           Offering Price      Registration  Fees
----------------------  ----------------  ------------------  ------------------  -------------------
Common  Shares
Offered by Selling
 Shareholders
(1) (4)
                                 800,000  $        0.025 (3)  $        20,000  $              2.34
                        ----------------  ------------------  ------------------  -------------------
Common Shares
Underlying
Warrants  Offered by
 Selling Shareholders
(1) (4) (5)                    3,200,000  $         0.25   $          800,000  $              93.76
----------------------  ----------------  ------------------  ------------------  -------------------


Total                                                                             $           96.10
----------------------                                                            -------------------






     1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

     2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

     3) Fixed offering price of $0.025 per share was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board.




     4) Each Unit consists of 1 share of common, 1 Series A Warrant, 1 Series B Warrant, 1 Series C Warrant, 1 Series D Warrant. All series of Warrants are exercisable at $0.25 per underlying share.

     Series A Warrants are effective and exercisable 90 days following effective date of the Registration statement, Series B Warrants are effective and exercisable 120 days following effective date of the Registration Statement, Series C Warrants are effective and exercisable 150 days following effective date of the Registration Statement, and Series D Warrants are effective and exercisable 180 days following effective date of the Registration Statement. (See also Market for Common Equity and Related Stockholder Matters)


     5) Representing 3,200,000 Common Shares underlying four series of warrants; (i) 800,000 Series A Warrants, (ii) 800,000 Series B Warrants,
     (iii) 800,000 Series C Warrants, (iv) 800,000 Series D Warrants of the Selling Shareholders. Each of the four series of Warrants is exercisable at $0.25.



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

     THE  INFORMATION  IN  THIS  PROSPECTUS  IS NOT COMPLETE AND MAY BE CHANGED.
     THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.




                   Subject to Completion, Dated June 15, 2006

                                  VGTEL, INC.

                                   PROSPECTUS

     The prospectus and the registration statement, of which it is a part, are being filed with the Securities and Exchange Commission (the "SEC") to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") including shares to be issued to the Selling Shareholders upon exercise of certain warrants of VGTel, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 4,000,000 shares of our common stock of which 3,200,000 common shares are underlying four Series of Warrants issued to the Selling Shareholders. These shares and warrants were issued in February 2006 through the date of this registration statement in connection with a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

     The sales price to the public was set by the selling shareholders at $0.025 per share of Common Stock for a total of $ 20,000 per Unit. Each Unit consists of 1 share of Common Stock, 1 Series A Warrant 1 Series B Warrant, 1 Series C Warrant, 1 Series D Warrant. All series of Warrants are exercisable at $0.25 per underlying share of Common Stock. Each Warrant underlies one share of Common Stock. The price of $0.025 per share of Common Stock is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board. All of the shares underlying the Series A, B, C, D Warrants are exercisable at $0.25 per share.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Dealer Prospectus Delivery Obligation

     Until 90 days from the effective date of this Registration Statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     The total cost of the offering will be borne by us. The selling stockholders will receive all of the proceeds from the sale of 800,000 of their shares, less any commissions or discounts paid to brokers or other agents. We may, however, receive up to $800,000 in proceeds from the exercise by certain selling stockholders of warrants to purchase up to an aggregate of 3,200,000 shares of our common stock. The resale of the common stock underlying these warrants is included in the registration statement of which this prospectus forms a part.

     Before this offering, there has been no public market for the common stock and the Company's stock is not currently traded on any exchange or quotation system. It is the Company's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB, following the effective date of the Registration Statement.







     TABLE OF CONTENTS:


Prospectus Summary:                                                                     6
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The Resale Offering                                                                     8
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Summary of Financial Information                                                        8
-------------------------------------------------------------------------------------
Risk Factors                                                                            9
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Forward-Looking Statements                                                             20
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Capitalization                                                                         21
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Use of Proceeds                                                                        22
-------------------------------------------------------------------------------------
Market for Common Equity and Related Stockholder Matters                               22
-------------------------------------------------------------------------------------
Shares Eligible for Future Sale:                                                       23
-------------------------------------------------------------------------------------
Dividend Policy                                                                        24
-------------------------------------------------------------------------------------
Equity Compensation Plan:                                                              24
-------------------------------------------------------------------------------------
Management Discussion & Analysis                                                       25
-------------------------------------------------------------------------------------
Organization in the Last five Years.                                                   31
-------------------------------------------------------------------------------------
Business:                                                                              32
-------------------------------------------------------------------------------------
Description of Properties                                                              38
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Legal Proceedings                                                                      38
-------------------------------------------------------------------------------------
Directors, Executive Officers, Promoters and Control Persons                           38
-------------------------------------------------------------------------------------
Security Ownership of Certain Beneficial Owners and Management                         40
-------------------------------------------------------------------------------------
Certain Relationships and Related Transactions                                         42
-------------------------------------------------------------------------------------
Description of the Securities.                                                         44
-------------------------------------------------------------------------------------
Plan of Distribution                                                                   46
-------------------------------------------------------------------------------------
Selling  Security  Holders                                                             48
-------------------------------------------------------------------------------------
Transfer  Agent                                                                        52
-------------------------------------------------------------------------------------
Legal Matters                                                                          52
-------------------------------------------------------------------------------------
Experts                                                                                52
-------------------------------------------------------------------------------------
Interest of Named Experts and Counsel                                                  52
-------------------------------------------------------------------------------------
Disclosure of Sec Position of Indemnification for Securities Act Liabilities           53
-------------------------------------------------------------------------------------
Where You Can Find More Information                                                    53
-------------------------------------------------------------------------------------
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure:  54
-------------------------------------------------------------------------------------
Financial Statements:                                                                  54
-------------------------------------------------------------------------------------

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS                                   66
-------------------------------------------------------------------------------------

Indemnification of Directors and Officers                                              66
-------------------------------------------------------------------------------------
Other Expenses of Issuance and Distribution                                            67
-------------------------------------------------------------------------------------
Recent Sales of Unregistered Securities                                                67
-------------------------------------------------------------------------------------
Undertakings                                                                           68
-------------------------------------------------------------------------------------
Exhibits                                                                               68
-------------------------------------------------------------------------------------
Signatures
--------------------------------------------------------------------------------       69




     Prospectus Summary:

     This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision, especially including the information under the headings "Risk Factors," beginning on Page 9.

     Throughout this prospectus, the terms "we," "us," "our," "our company" "the Company" and VGTel, Inc., refers to our Company, VGTel. Inc., a New York corporation.

     This prospectus is part of a resale registration statement. The selling shareholders ("Selling Shareholders") may sell some or all of their shares in transactions from time to time.

     You should rely only on the information contained in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") in this prospectus is accurate only as of the date of the documents containing the information.

     History of the Company:

     The Company was incorporated on February 5, 2002 as Tribeka Tek, Inc. by Certificate of Incorporation issued pursuant to New York State law. On June 30, 2005 the Company filed an amendment to its articles of incorporation to increase its authorized shares from 1500 to 200,000,000 common, decrease the par value from $1.00 to $0.0001 par value and authorize 10,000,000 preferred shares par value $0.001.

     On January 18, 2006 the Company executed an Asset Purchase Agreement and acquired all of the assets, software, contracts, and intellectual properties and know-how of VGTel, System from NYN International, LLC, a company organized in the State of Texas. On January 18, 2006, the Board of Directors authorized a forward split of 826.67 shares for every one share of Common Stock outstanding, bringing the outstanding shares from 1500 to 1,240,000 shares of Common Stock. The Board also authorized the name change from "Tribeka Tek, Inc." to "VGTel, Inc." and appointed Ron Kallus as CEO, President, Chairman and Treasurer, and Israel Hason as VP Marketing & Director and Niva Kallus as Secretary and Director. Ethel Schwartz and Hyman Schwartz resigned as officers and directors.

     Pursuant to the Asset Purchase dated January 18, 2006 the Company issued 2,760,000 restricted shares to shareholders of NYN International LLC on January 18, 2006. As a result of the Asset Purchase, the Company currently operates in the VOIP services sector of the telecommunications industry and is devoting all of its resources to the (Voice over Internet Protocol) VOIP services.

     Our executive offices are located presently at, 2303 South Blvd. Houston Tx 77098 Tel: 713-630-0025. The Company does not have any subsidiaries, affiliated companies or joint venture partners.

     Business:

     We are a development stage company engaged in the business of providing "VOIP" Voice Over Internet Protocol related services. VGTel designed and developed an out-of-the-box patent pending solution which exploits the use of the VOIP technology, to provide enhanced range of services in combined forms of media, from a single center to the global community, available to be initiated from one place, with unlimited targets around the globe, at a fraction of the cost of existing solutions.

     The first application developed under the VGTel system is a GROUP MESSAGING GATEWAY (GMG), which provides the user with the capability to set-up telemarketing campaigns, of TEXT or VOICE or FAX messages, schedule them to run at a specific time, and get statistical reports on the actual performance.

     The Resale Offering

     The prospectus and the registration statement, is being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") including shares to be issued to the Selling Shareholders upon exercise of certain warrants of VGTel, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 4,000,000 shares of our Common Stock of which 3,200,000 shares of our Common Stock are underlying four (4) series of Warrants issued to the Selling Shareholders. These shares of Common Stock and Warrants were issued from February 2006 through the date of this registration statement in connection with a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

     The sales price to the public was set by the Selling Shareholders at $0.025 per Unit for a total of $ 20,000. Each Unit consists of 1 share of Common Stock, 1 Series A Warrant, 1 Series B Warrant, 1 Series C Warrant and 1 Series D Warrant. All series of Warrants are exercisable at $0.25 per underlying share of Common Stock. The price of $0.025 per share of Common Stock is a fixed price until the shares are listed on the OTC Bulletin
     Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board. All of the shares underlying the Series A, B, C, D Warrants are exercisable at $0.25 per share and each Warrant gives the holder the right upon exercise to receive one share of Common Stock

     See "Plan of Distribution" on page 46 for a further description of how the Selling Shareholders may dispose of the shares covered by this prospectus.

     Number of Shares Outstanding:

     There were 4,800,000 shares of our Common Stock issued and outstanding as of the date of this prospectus.

     Summary of Financial Information

     The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

     We are a Development Stage Company. From the date of our inception on February 5, 2002, we have generated minimal earnings from operations. As of December 31, 2005, and March 31, 2006 our financial data is as follows:






Summary of Financial Data


                            Qtr. Ended March    Yr. Ended December    Yr. Ended December
Income Statement                31, 2006             31, 2005              31, 2004
-------------------------  ------------------  --------------------  --------------------

Revenues                   $           7,161   $             4,921   $             2,342
-------------------------  ------------------  --------------------  --------------------
Net Income                          ($11,155)              ($7,579)             ($10,049)
-------------------------  ------------------  --------------------  --------------------
Net Income Per Share                  ($0.00)               ($0.01)               ($0.01)
-------------------------  ------------------  --------------------  --------------------
Balance Sheet
-------------------------

Total Current Assets       $          18,941   $             5,873   $             1,744
-------------------------  ------------------  --------------------  --------------------
                                                                     $
Total Current Liabilities  $          12,824   $             7,301                 6,601
-------------------------  ------------------  --------------------


                                                                     $
Shareholder Equity         $          73,939   $             1,094                 1,327
-------------------------  ------------------  --------------------








     RISK FACTORS

     AN INVESTMENT IN OUR COMMON STOCK INVOLVES A NUMBER OF VERY SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND UNCERTAINTIES IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS IN EVALUATING OUR COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF OUR COMMON STOCK. OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED DUE TO ANY OF THE FOLLOWING RISKS. THE RISKS DESCRIBED BELOW ARE ALL OF THE MATERIAL RISKS THAT WE ARE CURRENTLY AWARE OF THAT ARE FACING OUR COMPANY. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT DUE TO ANY OF THESE RISKS.

     RISKS RELATED TO OUR BUSINESS

     1. WE HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE YOUR EVALUATION OF OUR PEFORMANCE. THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

     We  are  a  development  stage  company  with minimal operating history. On
     January 18, 2006 the company executed an Asset Purchase Agreement and acquired all of the assets, software, contracts, and intellectual properties know-how of VGTel, System from NYN International, LLC, a company organized in the State of Texas. The Company is now operating in the "VOIP" (Voice over Internet Protocol) services sector of the telecommunications industry as its core business. We are currently conducting operations under beta testing control environment, available to a restricted set of customer. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a very limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

     If we do not effectively manage these risks, we will go out of business. To address these risks, we must, among other things:

     Implement our business and marketing strategy; and Create a customer base; develop a referral network; Provide superior customer service; and maintaining competitive pricing.

     There are many challenges we will face in addressing these risks which highlights the high degree or risk for investors who purchase our securities in this offering. If we are unsuccessful in implementing our business, or in becoming profitable, our business may fail and you may lose your investment.

     2. WE EXPECT TO INCUR LOSSES FOR THE FORSEEABLE FUTURE

     We expect to incur losses for the foreseeable future and we will not be able to implement our business plan if we fail to raise funds to support our business. Furthermore, even if we raise sufficient funds we will fail if we do not generate sufficient revenue. Additional losses will result from costs and expenses related to:

     Maintaining our infrastructure and website; Developing and marketing our services; Securing and maintaining clientele; and Developing strategic relationships.

     3. WE NEED SUBSTANTIAL FINANCING TO EXECUTE OUR BUSINESS PLAN, AND THERE IS NO ASSURANCE FINANCING WILL BE AVAILABLE. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

     We need substantial additional capital to expand our marketing and sales efforts. Our current resources along with officer's credit facility for an aggregate of $20,000 are expected to fund operations until December 2006. We cannot offer assurance that we will not require additonal funds in excess of the Officer's loan during this period. Furthermore, we cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our planned development and expansion, which could result in less revenue and less cash to fund operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to our stockholders is likely to occur.

     4. OUR RIGHTS TO THE USE OF TELECOMMUNICATIONS FACILITIES AND TELECOMMUNICATIONS BANDWIDTH THAT MAKE UP OUR NETWORK MAY BE AFFECTED BY THE FINANCIAL HEALTH OF THE TELECOMMUNICATIONS FACILITY AND BANDWIDTH PROVIDERS WHICH COULD RESTRICT OUR ACCESS TO ESSENTIAL SERVICES AND COULD REDUCE OUR REVENUE OR INCREASE OUR OPERATING COSTS.

     The majority of our planned network will be held by us through short-term and long-term service agreements and/or irrevocable right of use agreements with various unrelated third-party providers who provide us with access to internet and telecommunications facilities and bandwidth owned by them. If one of these providers has a bankruptcy or financial collapse, we could lose our access to telecommunication services from the provider, which in turn could impact the integrity of our network resulting in a loss of revenues or leading to an increase in operating costs. Should this occur, we may be unable to continue our business, and you could lose your investment.

     5. WE MAY NOT BE ABLE TO CONTINUE TO CONNECT OUR NETWORK TO INCUMBENT OR COMPETITIVE LOCAL EXCHANGE CARRIERS' NETWORKS ON FAVORABLE TERMS, SO WE MAY HAVE TO PAY MORE FOR CONNECTIONS WHICH COULD RESULT IN LESS NET INCOME THAN PROJECTED.

     We must be party to interconnection agreements with incumbent carriers and certain independent carriers in order to provide our services. We believe that the selected wholesale VOIP carrier will provide a reliable network-operating environment providing a middle layer between VGTel network and the local telecommunication infrastructure companies. The VGTel Network is based on the Internet, with many alternatives hosting facilities. However, the cost may increase and lower the operating margins for our products and services. If our costs exceed our profits, we may be unable to continue our operations, and you may lose your investment.

     6. THE OPERATION, ADMINISTRATION, MAINTENANCE AND SUPPORT OF OUR SYSTEMS ARE SUBJECT TO RISKS THAT COULD LEAD TO INTERRUPTIONS IN OUR SERVICES AND THE FAILURE OF OUR SYSTEMS TO OPERATE AS INTENDED, WHICH COULD RESULT IN LESS REVENUE AND/OR HIGHER OPERATING COSTS.

     Our system is and will be subject to the risks inherent in large-scale, complex telecommunications systems. The operation, administration, maintenance and repair of our systems will require the coordination and integration of sophisticated and highly specialized software technologies and equipment located throughout the world. Our system may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render VGTel unable to perform at design specifications. Failures in our system could result in reduced revenue and/or increased operating costs. If our costs exceed our profits, we may be unable to continue our operations, and you may lose your investment.

     7. THE FAILURE OF OUR BUSINESS AND OPERATIONS SUPPORT SYSTEMS TO PERFORM AS WE EXPECT, COULD CAUSE US TO LOSE CUSTOMERS AND/OR MAKE IT DIFFICULT TO OBTAIN NEW CUSTOMERS, OR PROVISION THEIR SERVICES, WHICH COULD RESULT IN INCREASED OPERATING COSTS AND COULD REDUCE OUR REVENUES.

     Our operations support systems are an important factor in our success. Critical information systems used in daily operations will be used to perform sales and order entry, provisioning, billing and accounts receivable functions, and cost of service verification and payment functions. If any of these systems fail or do not perform as expected, it would reduce our ability to process orders and provision services, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which could reduce revenues. In addition, system failure or performance issues could increase our operating costs by limiting our ability to review and dispute invoicing and provisioning data provided by our service providers. These are all critical issues which may devastate our business and may cause you to lose your investment.

     8. WE HAVE NOT DEVELOPED ANY EFFECTIVE DISTRIBUTION CHANNELS FOR OUR SERVICES WHICH ARE NECESSARY TO SELL OUR SERVICES AND GENERATE REVENUE.

     We currently market our services through personal contacts. In most instances, we utilize performance demonstrations as part of our sales process.

     In addition, our future marketing plans include: * Establishing service brand recognition through customers with extensive use of the Internet. * Active participation in industry trade shows. * Extensive public relations efforts directed at target market trade press.

     Our success will depend, in part, upon our marketing efforts to effectively establish distribution channels and we may not have the resources or ability to sustain these efforts or generate any meaningful sales. If we do not generate sales sufficient to cover our expenses and generate a profit, you may lose your investment.

     9.  THE  PRICES  FOR  TELECOMMUNICATIONS  SERVICES  HAVE  BEEN  DECREASING,
     AND WE EXPECT THAT SUCH DECREASES WILL CONTINUE OVER TIME, THUS REDUCING OUR ANTICIPATED REVENUES AND ANY MARGIN OF PROFIT WE MAY REALIZE.

     We expect price decreases in our industry to continue as demand increases for transmission capacity on existing and new networks. If the prices for our services decrease for whatever reason and we are unable to increase volumes through additional services or otherwise, it would reduce revenues and lower our operating results. If we do not generate sales sufficient to cover our expenses and generate a profit, you may lose your investment.

     10. CHANGES IN REGULATORY ENVIRONMENTS MAY REQUIRE US TO OBTAIN AND MAINTAIN A NUMBER OF GOVERNMENTAL LICENSES AND PERMITS, WHICH COULD BE AN EXPENSIVE AND TIME-CONSUMING PROCESS, AND THERE IS NO ASSURANCE WE WILL BE ABLE TO OBTAIN OR MAINTAIN THE LICENSES OR PERMITS, THUS PLACING OUR BUSINESS AT RISK.

     Our operations are currently not subject to regulation. We are using wholesale VOIP carriers to terminate our traffic, and lease internet hosting services to provide our services. We are similar to Internet Service Providers, which are currently not subject to regulation. However, changing regulatory environments may require us to obtain and maintain a number of governmental licenses and permits in the future. If we fail to comply with those regulatory requirements or fail to obtain and maintain those licenses and permits, we may not be able to conduct our business. Moreover, those regulatory requirements could change in a manner that significantly increases our costs and reduces our operating results. If we do not generate sales sufficient to cover our expenses and generate a profit, you may lose your investment.

     11. ATTEMPTS TO LIMIT THE BASIC COMPETITIVE FRAMEWORK OF THE TELECOM ACT COULD INTERFERE WITH THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN, WHICH COULD INCREASE OUR OPERATING COSTS AND/OR REDUCE REVENUES.

     Successful implementation of our business plan is predicated on the assumption that the basic framework for competition in the local exchanges services market established by the Telecom Act will remain in place. We expect that there will be attempts to modify, limit or eliminate this basic framework through a combination of federal legislation, new rulemaking proceedings by the FCC and challenges to existing and proposed regulations by the Regional Bell operating companies ("RBOCs"). If those provisions of the Telecom Act are changed, those changes could significantly increase our operating costs and/or reduce our revenue. If we do not generate sales sufficient to cover our expenses and generate a profit, you may lose your investment.

     12. POTENTIAL REGULATION OF INTERNET SERVICE PROVIDERS COULD SUBJECT US TO UNFORSEEN RESTRICTIONS ON OUR PROJECTED USE OF THE NETWORK WHICH COULD INCREASE OUR OPERATING COSTS.

     The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine those Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect our business because those additional charges could be passed to us and could significantly increase our operating costs. If we do not generate sales sufficient to cover our expenses and generate a profit, you may lose your investment.

     13. WE DEPEND ON THIRD PARTIES FOR MANY FUNCTIONS. IF THE SERVICES OF THOSE THIRD PARTIES BECOME UNAVAILABLE TO US, FINDING REPLACEMENTS COULD INCREASE OUR OPERATING COSTS AND DECREASE OUR REVENUE.

     We depend and will continue to depend upon third parties to:

     develop and/or upgrade some of our services and provide maintenance and support as well; and, provide access to a number of termination points for our systems in various jurisdictions; and provide hosting services to our servers.

     We cannot provide any assurances that third parties will perform their contractual obligations. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, our operating costs could significantly increase and our revenues may be reduced and you may lose your investment.

     14. PROTECTION OF THE COMPANY'S NAME AND SERVICE MARK MAY BE LIMITED BY THE EXISTENCE OF ANOTHER COMPANY WITH SAME NAME AND IF CHALLENGED WE MAY INCUR COSTS TO CHANGE OUR NAME.

     We have only applied for protection of our name "VGTEL" as a service mark through the U.S. Patent & Trademark Office. There is no assurance a service mark will be granted or that VGTel will be able to successfully defend its service mark if contested or infringed upon. If this occurred, it could devastate our business and you may lose your investment.

     15. THE COMMUNICATIONS SERVICES INDUSTRY IS HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO COMPETE EFFECTIVELY.

     The communications industry, including Internet and data services, is highly competitive, rapidly evolving, and subject to constant technological change and intense marketing by providers with similar products and services. We expect that new competitors are likely to join existing competitors in the communications industry, including the market for VOIP, Internet and data services. Many of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we have. In the event that such a competitor expends significant sales and marketing resources in one or several markets we may not be able to compete successfully in such markets. We believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect our gross margins if we are not able to reduce costs commensurate with such price reductions. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by us. If our competitors were to provide better and more cost effective services, our business initiatives could be materially and adversely affected and you may lose your investment.

     16. AS A DEVELOPMENT STAGE COMPANY, WE CANNOT ASSURE YOU THAT WE WILL SUCCEED OR BE PROFITABLE.

     We are currently in the beta testing phase. Thus we are in the development stage, as that term is defined by certain financial accounting standards. This means that our planned principal operations had not commenced, as we had devoted substantially all of our efforts to financial planning, raising capital, and beta testing of our services which is currently ongoing. Accordingly, if you choose to invest in our stock, you will be doing so without any significant historical operations on which to base your investment decision. We cannot assure you that we will be successful or profitable. If we are not successful and profitable, it would devastate our business and you may lose your investment.


     17.  FAILURE  TO  PERFORM  MAY  RESULT  IN  REDUCED  REVENUES OR CLAIMS FOR
     DAMAGES.

     Failures to meet service requirements of a client could disrupt the client's business and result in a reduction in revenues or a claim for substantial damages against us. For example, some of our agreements may have standards for service that, if not met by us, may result in reduced payments. In addition, because many of our projects will likely be business-critical projects for our clients, a failure or inability to meet a client's expectations would seriously damage our reputation and affect our ability to attract new business. To the extent that our contracts contain limitations on liability, such contracts may be unenforceable or otherwise may not protect us from liability for damages. If this would occur it may devastate our business, and you could lose your investment.

     18. UNAUTHORIZED DISCLOSURE OF SENSITIVE OR CONFIDENTIAL CLIENT AND CUSTOMER DATA, WHETHER THROUGH BREACH OF OUR COMPUTER SYSTEMS OR OTHERWISE, COULD EXPOSE US TO PROTRACTED AND COSTLY LITIGATION AND CAUSE US TO LOSE CLIENTS.

     We may be required to collect and store sensitive data in connection with our services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions and/or privacy laws. Penetration of the network security of our data centers could have a negative impact on our reputation and could lead our present and potential clients to choose other service providers, which would devastate our business, and may result in the loss of your investment.

     19. OUR POTENTIAL CLIENTS MAY ADOPT TECHNOLOGIES THAT DECREASE THE DEMAND FOR OUR SERVICES, WHICH COULD REDUCE OUR REVENUES AND SERIOUSLY HARM OUR BUSINESS.

     We plan to target clients with a need for our services and we will depend on their continued need of our services. However, over time, clients may adopt new technologies that decrease the need for live customer interactions, such as interactive voice response, web-based self-help and other technologies used to automate interactions with customers. The adoption of such technologies could reduce the demand for our services, pressure our pricing, cause a reduction in any revenues we are generating at the time, and harm our business. Should that occur, it may devastate our business, and cause you to lose your investment.

     20. SYSTEM FAILURES COULD PREVENT ACCESS TO OUR WEBSITE. THIS WOULD HARM OUR BUSINESS AND NEGATIVELY AFFECT THE RESULTS OF OPERATIONS.

     Since the success of our business will depend upon our use of the internet for VOIP services, any network interruptions, difficulty or inability to access our website, or other problems with our website, would result in declining revenue and loss of potential customers. We anticipate that our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, physical and electronic break-ins, earthquakes and other similar events. We believe our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial disruption of this sort could completely impair our ability to generate revenue through our website. We do not currently have a formal disaster recovery plan in effect and do not have business interruption insurance to compensate us for losses that could occur. Consequently, these risks if realized will cause us to go out of business, and you may lose your entire investment.

     21 OUR OPERATING RESULTS COULD BE IMPAIRED IF WE BECOME SUBJECT TO BURDENSOME REGULATIONS, LEGAL UNCERTAINTIES, AND/OR FEES CONCERNING OPERATION OF OUR WEBSITE.

     Since 1998, the system for the internet has been run by a US (non governmental organization) known as ICANN - the Internet Corporation for Assigned Names and Numbers. It is an independent body, but is under contract to the US Department of Commerce. Other countries have become increasingly uncomfortable with the arrangement, countries including China and Iran wanted so-called "internet governance" transferred to an international body linked to the UN while the EU wanted some kind of intergovernmental "cooperative body". An agreement was reached November 2005 wherein the US will keep its oversight of the technology that underpins the internet. But a new international "internet governance forum" will be set up to discuss issues of concern. Although currently this new forum is not envisioned to have any decision-making powers," there is no assurance that this forum and the international community will not at some point impose burdensome regulations or fees to companies conducting commerce over the internet. Should that occur, it would adversely affect our business and may impede our ability to implement our platform and to facilitate transactions over the internet. Consequently, it could result in our business failing, and you losing your entire investment.

     22. WE ARE DEPENDENT UPON OUR OFFICERS TO DEVELOP OUR BUSINESS. IF WE LOSE EITHER OF OUR OFFICERS OR DIRECTORS OR IF OUR OFFICERS AND DIRECTORS DO NOT ADEQUATELY DEVELOP OUR BUSINESS, THEN WE WILL GO OUT OF BUSINESS.

     At the outset, our success will depend entirely on the ability of our officers and directors to launch our business. We do not carry a "key person" life insurance policy on any of our officers and directors. The loss of any of our officers and directors would devastate our business. We rely significantly upon our officers/directors to meet our needs. Ron Kallus is the only officer devoting his full time to the operations of the Company. Mr. Kallus will be responsible for all business matters of the Company. In the event that Mr. Kallus ceases to devote his full time to our business, it will adversely affect our ability to conduct business and may cause a total loss of your investment.

     23. OUR PROMOTIONAL AND MARKETING EFFORTS MAY NOT RESULT IN GENERATION OF ANY REVENUE.

     If our promotional and marketing efforts do not attract customers, then we will not generate any revenue. We intend to target customers that will need our services. If we do not attract customers through our promotional and marketing efforts, then it is likely that our business will fail and cause you to lose your investment.

     RISKS RELATED TO OUR COMMON STOCK

     24. SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

     Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 4,800,000 shares of common stock issued and outstanding as of the date of this prospectus. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 800,000 shares of our Common Stock and if each shareholder exercises his Warrants we will be required to issue and additional 3,200,000 shares of Common
     Stock which the Selling Warrant Holders will be able to resell in the market. As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock. As a result of any such decreases in price of our Common Stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

     Any significant downward pressure on the price of our Common Stock as the Selling Shareholders sell their shares of our Common Stock could encourage short sales by the Selling Shareholders or others. Any such short sales could place further downward pressure on the price of our Common Stock.

     In addition, as of the date of this prospectus there are 4,000,000 outstanding shares of our Common Stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. The sale of these shares may further depress the price of our shares.

     25. IF A MARKET FOR THE COMPANY'S COMMON STOCK DOES NOT DEVELOP INVESTORS MAY BE UNABLE TO SELL THEIR SHARES

     There is currently no market for the Company's Common Stock and there may never be a public market. If no market ever develops for the Company's shares, it will be difficult for new investors to sell their shares. In addition, there may be no share volume to allow new investors to sell their shares at any market price. Without a public market or a public market that does not allow new investors to realize their investment or to sell their shares, new investors should consider whether or not they wish to invest in shares which they may not be able sell in a public market.

     26. IF THE COMPANY FAILS TO ATTRACT OR MAINTAIN THE SERVICES OF A MARKET MAKER IT WILL LIMIT THE LIQUIDITY OF THE SHARES PURCHASED BY NEW INVESTORS

     If the Company is unable to secure and maintain at least one National Association of Securities Dealers, Inc. member broker/dealer as market maker, the liquidity of the Common Stock could be impaired, not only in the number of shares of Common Stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the Company's Common Stock on any secondary market. A new investor should consider whether or not he or she wishes to invest in a company which may never have a proven track record in the public market and may not have the services of any market maker.

     27. PENNY STOCK RULES MAY MAKE BUYING OR SELLING OF THE COMPANY'S SHARES DIFFICULT.

     Broker-dealer practices in connection with transactions in penny stock are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges and quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about the penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. Since the common shares will be subject to the penny stock rules, and investors may find it more difficult to sell their shares.

     28 THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. AS WELL, OUR STOCK IS HELD BY A SMALL NUMBER OF INVESTORS THUS REDUCING THE LIQUIDITY OF OUR STOCK AND THE LIKELIHOOD THAT ANY ACTIVE TRADING MARKET WILL DEVELOP.

     There is currently no market for our Common Stock. Even if we are successful in our stock trading on the OTC Bulletin Board, the market for our common stock is likely to be very limited and we cannot assure you that a larger market will ever be developed or maintained.

     Currently, our Common Stock is not listed on any established trading system. The fact that most of our Common Stock is held by a small number of investors further reduces the liquidity of our Common Stock and the likelihood that any active trading market will develop. The market for our Common Stock is likely to be volatile and many factors may affect the market. These include, for example: Our success, or lack of success, in marketing our services and developing our customer base; Competition; and our ability to raise sufficient capital for business expansion.

     Additionally the stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our Common Stock in any market that develops.

     29. OUR AUDITORS HAVE DETERMINED THAT WE DO NOT HAVE SUFFICIENT WORKING CAPITAL NECESSARY TO BE SUCCESSFUL AND TO EXPAND OUR BUSINESS.

     Following review of our financial statements, our auditors have determined that we do not have sufficient working capital necessary to be successful and to grow our business. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. According to our auditors, continuation of our Company as a going concern is dependent upon raising funds and generating ongoing revenues from our operations. If we a fail to accomplish both, we will most likely fail and you will lose your investment.

     Forward-Looking Statements

     This prospectus contains "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     These statements may be made expressly in this document or with documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus. Further, the information contained in this prospectus is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

     Capitalization

     VGTel, Inc has 200,000,000 shares of Common Stock, $.0001 par value, authorized of which 4,800,000 common shares are issued and outstanding.

     VGTel, Inc. has 10,000,000 $.001 preferred shares authorized and none issued to date.

     The Company has outstanding the following Series of Warrants which are exercisable into an aggregate of 3,200,000 shares of Common Stock at an exercise price of $0.25. Each Warrant represents one share of Common Stock.

     800,000 Series A Warrants: Series A Warrants are effective and exercisable @ $0.25 per share, 90 days following effective date of the Registration Statement,

     800,000 Series B Warrants: Series B Warrants are effective and exercisable @ $0.25 per share, 120 days following effective date of the Registration Statement,

     800,000 Series C Warrants: Series C Warrants are effective and exercisable @ $0.25 per share, 150 days following effective date of the Registration Statement,

     800,000 Series D Warrants: Series D Warrants are effective and exercisable @ $0.25 per share, 180 Days following effective date of the Registration Statement.

     If all of the Warrants are exercised, the Company will have 8,000,000 shares of Common Stock outstanding.

     VGTel, Inc. has the option to "call" all the Warrants presently outstanding and included in the Units (the "Warrant Call"). VGTel, Inc. may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen
     (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.


     Use of Proceeds

     The shares of Common Stock offered hereby are being registered for the account of the Selling Shareholders named in this prospectus. As a result, all proceeds from the sales of the Common Stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the Common Stock by the selling stockholders. We may, however, receive up to $800,000 in proceeds from the exercise by certain Selling Shareholders of Warrants to purchase up to an aggregate of 3,200,000 shares of our Common Stock. We will incur all costs associated with this prospectus and related registration statement. We plan to utilize the proceeds we generate from the exercise price of the Warrants for ongoing operations and expansion.

     Market for Common Equity and Related Stockholder Matters

     There is no public trading market for the securities of the Company. The Company is neither a reporting issuer in the United States nor a publicly traded company on any stock exchange. Therefore, there is no trading range in the Company's shares. Subsequent to the effective date of the Company's Registration Statement, the Company will seek to have one or more broker dealers make a market in its securities over-the-counter, with quotations carried on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board". However, there is no assurance the Company will ever be quoted on the OTC Bulletin Board or any other exchange. Furthermore, even if a trading market develops, there is no assurance that it will be sustained. Consequently, a purchaser of shares may be unable to resell the securities offered herein should the purchaser desire to do so when eligible for public re-sales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

     This prospectus relates to the sale by Selling Shareholders of up to 4,000,000 shares of Common Stock which includes 800,000 shares of Common Stock and 3,200,000 shares of Common Stock issuable upon exercise of certain Warrants.

     The Selling Shareholders will determine when they will sell their shares of Common Stock and when and if they will exercise their Warrants.

     Each Series A Unit consists of

     (i) 1 share of the Company's Common Stock, $.0001 par value ("Common Stock") and (ii) 1 Series A (iii) 1 Series B (iv) 1 Series C (v) and 1 Series D Common Stock Purchase Warrants ("Warrant Series ]") to purchase shares of the Company's Common Stock, $.0001 par value. Each of the Series A, B, C, D Warrants are exercisable at $.25 cents per Warrant which when exercised, will entitle the holder to one Share of Common Stock for each Warrant. Warrants are exercisable at intervals as follows:

     (ii) 1 Series A warrants exercisable @ $0.25 per share, effective 90 days following effective date of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (iii) 1 Series B warrants exercisable @ $0.25 per share, effective 120 days following effective date of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (iv) 1 Series C warrants exercisable @ $0.25 per share, effective 150 days following effective date of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (v) 1 Series D warrants exercisable @ $0.25 per share, effective 180 days following effective date of Registration Statement and expiring on the 2nd anniversary from the effective date.

     VGTel, Inc. shall have the option to "call" all the Warrants presently outstanding and included in the Units (the "Warrant Call"). VGTel, Inc. may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen
     (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.

     400,000 of the Series A Units were offered and sold for cash equal to $.025 per Unit through the officers & directors in reliance upon exemptions from registration either under Section 4(2) of the Securities Act, Section 3(b) of the Securities Act and Rule 506 promulgated thereunder.

     An additional 400,000 of the Series A Units were issued and sold by the officer's and directors to Brain & Power Ltd., of Israel as payment in lieu of cash, for $10,000 value in services to be rendered to the Company pursuant to an agreement entered into by and between VGTel Inc. and Brain & Power Ltd., of Israel.

     All such transactions were private offerings made without advertising or public solicitation. Purchasers who purchased shares for cash signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption from registration is available. In addition, a restrictive legend was placed on all share certificates representing the shares.

     Shares Eligible for Future Sale:

     As of the date of this filing, VGTel, Inc. has 4,800,000 shares of Common Stock outstanding plus 3,200,000 warrants issuable upon exercise of the Warrants issued to subscribers of Series A Units, offered by selling shareholders. Out of the 4,800,000 shares outstanding 800,000 shares of Common Stock are being registered with this registration statement in addition to the 3,200,000 shares of Common Stock underlying the Warrants. The remaining 4,000,000 shares of Common Stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act.

     In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

     (i) One percent of the outstanding shares of Common Stock; or

     (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about VGTel, Inc. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. VGTel Inc. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See also "Risk Factors".

     Current Shareholders: As of the date of this prospectus, the Company has 38 shareholders.

     Dividend Policy

     The  Company  has  not  declared  or  paid  any  dividends  on  its  Common
     Stock. The declaration of any future cash dividend will be at the discretion of the Company's Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the Company's present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the Company's business operations.

     Equity Compensation Plan:

     The Company has not issued any Employee Benefit Plan or Dividend Reinvestment Plan, thus none are being offered pursuant to an employee benefit plan or a dividend reinvestment plan, or any equity compensation plans.




Name & Principal                        Restricted
Position          Year  Salary  Bonus  Stock Awards  Options  Payouts
----------------  ----  ------  -----  ------------  -------  -------

Ron Kallus        2006     -0-    -0-           -0-      -0-      -0-
----------------  ----  ------  -----  ------------  -------  -------
Israel Hasan      2006     -0-    -0-           -0-      -0-      -0-
----------------  ----  ------  -----  ------------  -------  -------
Niva Kallus       2006     -0-    -0-           -0-      -0-      -0-
----------------  ----  ------  -----  ------------  -------  -------




     Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation.

     Management Discussion & Analysis

     History:

The Company was incorporated on February 5, 2002 as Tribeka Tek, Inc., by Certificate of Incorporation issued pursuant to New York State law. The Company was engaged in the business of providing edgarizing services for publicly traded companies filing through the Edgar system. The Company entered into a software licensing agreement with Edgar Filings, Inc. a Texas Corporation and was paying annual licensing fees. On June 30, 2005, the Company filed an amendment to its articles of incorporation to increase its authorized shares from 1500 to 200,000,000 shares of Common Stock, and to decrease the par value from $1.00 to $0.0001 par value and authorized 10,000,000 preferred shares par value $0.001.

Actions  Taken  on January 18, 2006 Pursuant to the Acquisition of VGTel Assets:
--------------------------------------------------------------------------------

     On January 18, 2006, the Company executed an Asset Purchase Agreement and acquired all of the assets, software, contracts, and intellectual properties and know-how of VGTel, System from NYN International, LLC, a company organized in the State of Texas.

     On January 18, 2006, the Board of Directors authorized a forward split of 826.67 shares of Common Stock for every one share of Common Stock outstanding, bringing the outstanding shares of Common Stock from 1500 Common Shares $1.00 Par Value to 1,240,000 Common Shares $.0001 par value.

     At the January 18, 2006 Board Meeting, the Board also authorized the name change from "Tribeka Tek, Inc." to "VGTel, Inc." and appointed Ron Kallus as CEO, President, Chairman and Treasurer, and Israel Hason as Vice President of Marketing & Director and Niva Kallus as Secretary and Director. On January 18, 2006 Ethel Schwartz and Hyman Schwartz resigned as officers and directors.

     Pursuant to the Asset Purchase Agreement, on January 18, 2006, in reliance upon exemptions from registration under Section 4(2) of the Securities Act, the Company issued 2,760,000 restricted shares of Common Stock to shareholders of NYN International LLC, in exchange of the VGTel assets. See Exhibit 10.1. As a result of this acquisition, the Company currently operates in the VOIP (Voice over Internet Protocol) services sector of the telecommunications industry and is devoting all of its resources to its VOIP services and business.

     About VGTel, Inc. VOIP Services:


     The traditional call centers make use of traditional phone lines, analog or digital, leased from the local telecom provider. These services are restricted to providing voice services at a limited pace, based on the available band-width of the specific infrastructure. The leased lines carry monthly service and maintenance fees regardless of their usage, and the call center equipment cost around $1,500 per concurrent channel.

     VGTel designed and developed an out-of-the-box patent pending solution which exploits the use of the VOIP technology, to provide enhanced range of services in combined forms of media, from a single center to the global community, available to be initiated from one place, with unlimited targets around the globe, at a fraction of the cost of existing solutions.

     The Company entered into the following strategic relationships.

     1. The Company entered into a contractual relationship with Kanaga Networks Solutions, a software developer, to build the Global Messaging Gateway (GMG). This is a web hosted application, which provides message broadcasting facility, for business to business (B2B), personal, telemarketing, alerting and many more applications. See Exhibit 10.2

     2. The Company entered into a contract with NovoLink Communications to provide us with required connection to the global VOIP network via their advanced services capabilities. The GMG is hosted on a dedicated server which is being leased from Server Intellect in Orlando Florida. See Exhibit 10.3

     3. The Company entered into an Agreement to provide services to Platin Ltd., a telemarketing Company in Israel. See Exhibit 99.6

     Plan  of  Operations  for  the  Next  12  Month  Period.
     --------------------------------------------------------

     The Company is currently beta testing its services for a client of Platin Ltd, a Telemarketing Company based in Israel. The Company is currently using the hosted system as a beta site for testing the system while running commercial jobs for its first customer. The Company has agreed to provide this service to this customer at a reduced rate during the testing phase. The Company anticipates that the beta testing phase will be completed by the second quarter of 2006, and thereafter it will gradually begin generating revenues from commercial customers.

     Upon completion of the beta testing phase, the Company plans to operate a global telemarketing service from its headquarters in Houston, Texas, using Network Operating Center (NOC) in Texas, while the services will be provided in three lines of businesses:

     1. GMG Website -A website into which one can login, use credit cards to purchase a number of calls, and set-up a campaign to address his commercial needs.

     2. In-country local partner - at each State/Country, the partner will set-up a service center providing local support for large accounts, and technical support for new users who need technical assistance.

     3. Alert Notifications service will be provided through on-line and direct marketing approaches, where customers can obtain the service using credit cards, or for more specific and complex requirements, an agent will call or visit the customer to make sure the system will cover his special needs.

     Additional Plans Include:

     To continue developing the independent user interface allowing any individual to set-up his own prepaid account, via credit-card, and use the system without a need for a human assistance or support its personnel.

     To increase the number of content-based products which are being offered through the VGTel website.

     To further develop the multi server capability, providing unlimited channels to be used by the broadcasting system to execute and satisfy any required load by the users.

     To begin identifying and negotiating with principals in four franchised locations, which represent different market opportunities, providing the best learning ground for future expansion of the business. The Company plans to have the domestic market handled directly through its own office while each of the foreign operations will be run by a local franchiser under its general framework. The Company anticipates that the initial foreign destinations will include: Mexico, Israel, Russia and Algeria. The Company believes it is significant, in providing opportunity to expand and scale its services upwards, placing its servers in strategic global positions which will enable it to achieve the expected rapid penetration with a global coverage.

     To seek additional equity financing through Private Placement investments after the Company's registration statement is rendered effective. Raising additional capital is essential to finance the company expansion of services and territories.


     Results  of  Operations:

     Prior to the acquisition of VGTel, Inc. assets, the Company had minimal operations. For the twelve (12) months period ending December 31, 2005 revenues increased by 110% to $4,921.00 , as compared to revenues of $2,342 for the period ending December 31, 2004.

     Net Loss for the period ending December 31, 2005 decreased by 25% from a net loss of $7,579 in 2005 compared to a loss of $10,049 in 2004.

     Total Current assets as of December 31, 2005 increased by 236% to $5,873.00 compared to $1,744 for the period ending December 31, 2004. Total current Liabilities increased by 10.6% to $7,301 for 2005 compared to $6,601 for the period ending December 31, 2004. Net loss per Common Share remained the same for periods at ($0.01).

     For the three month period ending March 31, 2006 reflecting the acquisition of the VGTel, Inc. assets, the quarterly revenues as compared to the full year of 2005, increased by 45.5% from $4,921 for the full year of 2005, to $7,161 for the quarter. Net (loss) for the period ending March 31, 2006, increased by 47% from a loss of ($7,579) to a loss of ($11,155), primarily as a result of an increase in operating expenses which includes General & Administration which increased during this period to $9,327 for the quarter, compared to $1,491 for the full year of 2005. Officer's compensation decreased to $5,000 for the quarter, compared to a $10,000 expense for the entire year of 2005. Depreciation increased from $1,009 for the full year to as compared to $3,700 for the quarter.

     For the three month period ending March 31, 2006 current assets increased by 222% from $5,873 for the full year ending 2005 to $ 18,941 for the quarter ending March 31, 2006. The increase reflects the increase in cash and accounts receivable. Total current Liabilities increased by 10.6% to $12,824 compared to $7,301 for the period ending December 31, 2005. Increase in liabilities includes the amounts due to a loan from officer in the amount of $4,233 for funds he advanced to the Company on the credit facility. Net Income per Common Share increased to $0.0 from a loss of ($0.01).

     Liquidity & Capital Resources.

     For the period ended December 31, 2005, net cash flows used in operating activities was $4,129 compared to $960 for the fiscal year ended December 31, 2004.

     For the period ending December 31, 2005, net cash flows used in investing activities was $NIL compared to the fiscal year ended December 31, 2004, whereby net cash flows used in investing activities was $NIL. No cash flows were generated or used by investing activities.

     For the period ending December 31, 2005, net cash flow from financing activities was $Nil compared to the fiscal year ended December 31, 2004, whereby net cash flow from financing activities was $Nil.

     For the period ending March 31, 2006, net cash flows used in operating activities was $ ($3,253) compared to net positive cash provided by operating activities of $4,129 for the fiscal year ended December 31, 2005.

     For the period ending March 31, 2006 and December 31 no cash flows were generated or used by investing activities. net cash flows used in investing activities was compared to the fiscal year ended December 31, 2005, whereby net cash flows used in investing activities was $NIL.

     For the period ending March 31, 2006, net cash flows from financing activities was $10,000 resulting from the Company's sale of Series A Units to subscribers for an aggregate of $10,000 as compared to the fiscal year ended December 31, 2005, whereby net cash flow from financing activities was $Nil.

     Ron Kallus, the Company Chief Executive Officer and Principal shareholder provided a credit facility to the Company up to a maximum of $20,000 which may be drawn down anytime from March 1, 2006 until May 18, 2007. This unsecured loan is payable May 18, 2007 and bears an interest rate of prime plus one (1) calculated on an annual basis payable annually in arrears with first payment due March 1, 2007 and second payment due May 18, 2007, unless extended by mutual consent of the parties. In the quarter ending March 31, 2006, Mr. Kalush advanced the sum of $4,233 pursuant to this credit facility. See Exhibit 99.13.

     Although it is management's expectations that revenues from its operations for the next twelve months in conjunction with the Officer's credit facility will be sufficient to cover its expenses, there is no assurance that the revenues will in fact be sufficient or that the expenses will not exceed its current level of approximately $4,400 from operations, excluding the costs of this offering which is approximately $10,000. If the Company does not generate sufficient revenues to cover its cost and make a profit, the Company may not be able to continue its operations, unless it raises additional funds from investors. The Company plans to raise additional funds after its registration statement is effective in order to expand its business and fully execute its Plan of Operations. There is no assurance that the Company's registration statement will be rendered effective by the SEC, or that the Company will be successful in raising sufficient funds to execute its expansion agenda.

     The Company's current monthly fixed expenses Is approximately $4,400.

     The revenue from operations in the quarter ending March 31, 2006 was $7,161.

     The Company had $12,620 in cash available as of March 31, 2006 and $5,321 in accounts receivable.

     The total current liabilities as of March 31, 2006 was $12,824, of which $10,824 is due to shareholders.

     The success of the Company will be largely dependent upon the Company's ability to raise additional funds following effectiveness of the Registration Statement. There is no assurance that the Company will be successful in raising funds and developing its business in accordance with the strategy outlined above. The Company is currently operating on an extremely low budget, and unless it can raise funds to develop its business, the Company's business may fail. The Company will need to raise additional funds during the next twelve (12) months to fund and expand its business globally.

     If the Company will not be successful in generating positive cash flow or raising additional capital, by December, 2006, it will need to change its business model or significantly curb its activities to preserve its capital.

     The Company intends to meet its long-term liquidity needs through available cash and cash flow as well as through additional financing from outside sources. The Company anticipates raising additional funds from the possible exercise of Warrants or equity financing with private investors following effectiveness of the Registration Statement. As of the date of this Prospectus no agreements have been undertaken to obtain any funding. The Warrants are exercisable at an exercise price of $0.25 per share. The Company does not expect that warrants will be exercised if the prevailing price of the Common Stock at such time of exercise is below or at the exercise price.

     Additional issuances of equity or convertible debt securities will result in dilution to the current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fully execute our Plan of Operations to expand our business, which could significantly and materially restrict our business operations.


     Material Commitments:

     Our monthly fixed expenses for leasing the web servers, is currently $789 per month. The other expenses relate to the software development by Kanaga, which costs approximately $3,500 per month.

     We have an ongoing commitment to pay the costs of registration pursuant to this registration statement, and management believes it has the capital resources to meet legal and administrative costs relating to this initiative.

     Purchase of Significant Equipment:

     The Company has no plans to purchase significant equipment in the next 12 months.

     Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

     Off-Balance Sheet Arrangements:

     We do not currently have any off-balance sheet arrangements. We do not anticipate entering into any off-balance sheet arrangements in the future.


     Organization in the Last five Years.

     The Company was incorporated on February 5, 2002 as Tribeka Tek, Inc., by Certificate of Incorporation issued pursuant to New York State law. On June 30, 2005, the Company filed an amendment to its articles of incorporation to increase its authorized shares of Common Stock from 1500 to 200,000,000 shares, decreased the par value from $1.00 to $0.0001 par value and authorized 10,000,000 preferred shares par value $0.001. On January 18, 2006 the Company executed an Asset Purchase Agreement and acquired all of the assets, software, contracts, and intellectual properties and know-how of VGTel, System from NYN International, LLC, a company organized in the State of Texas. On January 18, 2006, the Board of Directors authorized a forward split of 826.67 shares of Common Stock for every one share of Common Stock outstanding, bringing the outstanding shares of Common Stock from 1500 to 1,240,000 shares. The Board also authorized the name change from "Tribeka Tek, Inc." to "VGTel, Inc." and appointed Ron Kallus as CEO, President, Chairman and Treasurer, and Israel Hason as VP Marketing & Director and Niva Kallus as Secretary and Director. Ethel Schwartz and Hyman Schwartz resigned as officers and directors. Pursuant to the Asset Purchase Agreement, the Company issued 2,760,000 restricted shares of Common Stock to shareholders of NYN International LLC. The Company currently operates in the VOIP services sector of the telecommunications industry and is devoting all of its resources to the VOIP services.

     Business:

     We are a development stage company engaged in the business of providing VOIP related services. VGTel designed and developed an out-of-the-box patent pending solution which exploits the use of the VOIP technology, to provide enhanced range of services in combined forms of media, from a single center to the global community, available to be initiated from one place, to unlimited targets around the globe, at a fraction of the cost of existing solutions.

     The first application developed under the VGTel system is a Group Messaging Gateway (GMG), which provides the user with the capability to set-up telemarketing campaigns, of text or voice or Fax messages, schedule them to run at a specific time, and get statistical reports on the actual performance.

     The user can be in any location and can send his campaign to any global destination. The company is currently testing GMG in the Israeli market, where studies illustrate a consistent 20% increase in revenue to businesses employing telemarketing campaigns as a direct result for each campaign they initiate, thus making their investment in telemarketing their best cost effective marketing activity.

     The low cost of the service makes it attractive to a variety of organizations, both small and large, who can utilize the service for broadcasting any information, announcements, or requests through the VGTel system reaching thousands of target recipients. Any business, store, or supermarket, with club members, seeking to promote special offers, events, or announcements can benefit from the VGTel System including Schools, Hospitals, Universities, etc. By taking advantage of this low cost broadcasting service they achieve mass marketing and mass awareness to their affiliates, customers, and target audience at a fraction of the cost of traditional call centers.

     The traditional call centers make use of traditional phone lines, analog or digital, leased from the local telecom provider. These services are restricted to providing voice services at a limited pace, based on the available band-width of the specific infrastructure. The leased lines carry monthly service and maintenance fees regardless of their usage, and the call center equipment cost around $1,500 per concurrent channel.

     1. PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS.

     Our target market consists of businesses, non-profit organizations, and political organizations which employ call centers, including telemarketing firms, and any person or entity who seeks to reach out to sizable audiences, quickly, efficiently utilizing the most cost effective approach via voice or fax.

     The VGTel system is configured to achieve global coverage using the internet as its core infrastructure facility which is easy to reach from almost any place, and free from most regulatory agencies that regulate the use of the standard telephone facilities. The primary products sold by VGTel consist of the capability to broadcast Voice, Text, Fax, Multimedia, messages to a vast number of clients simultaneously at a fraction of the cost of traditional mass marketing campaigns.

     ADDITIONAL VGTEL'S PRODUCTS

     Having built the VOIP based server, and the application builder tool, the Company will offer a variety of additional services such as:

     1. TELE-SHIR

     The service enables customers to select a greetings occasion, and choose, from a list of played tunes, the one he would like to be sent. Then the system allows the customer to record his own greetings, set time+date and a phone number to dial. All the information is stored in a data base, and retrieved on time to be routed to the desired destination. The system support tunes for the following occasions: 1. Greeting to a loved one (Male or Female) 2. General Salutations Get well 3. Holiday greetings 4. Birthday 5, Wedding 5. Popular Songs 6. Patriotic Songs

     2.  DATING  SERVICE

     This is a platform for single people to find a matching date. Each subscriber will receive a mailbox in which he describes himself, indicating his preferences, and get permission to listen to other mail-boxes according to his specific interest. Once he finds an interesting match, he can contact this person directly to schedule a date.

     There are many options for subscribing to the service, and all rendered services are prepaid using credit cards.

     3. FUND RAISING This is a complete telemarketing support tool, to help candidates who are running for any elective position, to gather public awareness and support for their candidacy.

     4. VOICE MAIL GREETINGS The system presents the user with a large selection of greetings, in many categories, following the user selection, the system will download the selected greeting into the user voice-mail, thus each caller who will be forwarded to the user voice-mail will hear this greeting.

     5. EVANGELIST Allow many followers to listen to a preacher of their choice. The system stores a daily preaching from various preachers, and each user can listen to his preferred preacher. The same service can be provided for any group of people who like to listen to their leaders.

     6. MEDICAL ADVICE This service provides professional medical advice by the best known physicians, for many common medical conditions, and offers special option for new questions to be added, when a specific condition cannot be found.

     Upon completion of the beta testing phase, the Company plans to operate a global telemarketing services from it's headquarter in Houston, Texas using Network Operating Center (NOC) in Texas, while the services will be provided in three lines of businesses:

     1. GMG Website - into which everyone can login, use credit card to buy number of calls, and set-up a campaign to address his commercial needs.

     2. In-country local partner - at each State/Country, the partner will set-up a service center providing local support for large accounts, and technical support for new users who need technical assistance.

     3. Alert Notifications service will be provided through on-line and direct marketing approaches, where customers can obtain the service using credit cards, or for more specific and complex requirements, an agent will call or visit the customer to make sure the system will cover his special needs.

     1.MARKET:


     In today's information driven society, where most people don't have to be at home or in their office to be reached, and have less and less time to devote for any one interesting issue, the short, direct to the point marketing message, will be the best way to attract the attention of any potential global customer. The immediate and direct way to convey commercial information to the end user via telecommunications means dramatically increases the use of telemarketing as the main tool to raise the awareness and promoting products and services.

     This is a significant market which will dramatically grow when the Chinese and Indian economies start targeting their domestic market with middle class consumer products.

     The growing numbers of communities which are threatened by natural or man-made disasters, along with the availability of more sophisticated early warning sensors, create a significant demand for a method to convey warnings and alert notices to the affected neighborhoods in a timely manner in order to enable an orderly, and safe evacuation.

     Many Governments, States, Counties, Cities, and commercial plants spend millions of dollars to maintain early-warning calling systems to support their constituencies. The VGTel system provides an efficient and cost effective alternative over new and existing systems in which a substantial portion of the costs associated with maintaining the system capabilities is currently being spent on leasing/renting phone lines from the local telecom providers.

     Additional market segments which we plan to target, are businesses or organizations having a need to provide information to their respective group members as follows:










BUSINESS           NON-PROFIT           EDUCATION
-----------------  -------------------  ------------

                                        Camps
Corporate          Church
-----------------  -------------------
  Utilities        Clubs                Scouts
-----------------  -------------------  ------------
Temp Help          Synagogues           Universities
-----------------  -------------------  ------------
Retail             Home Owner's Assoc.  Schools
-----------------  -------------------  ------------
Service Providers  Neighborhood         Day-Care
-----------------  -------------------  ------------
Hospitals          Political-Elections
-----------------  -------------------






     2. DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES.

     Along the development of the domestic market, and in order to achieve a rapid market penetration, the Company will concentrate its initial overseas marketing efforts in four (4) countries; each has a different language and business culture: Mexico, Algeria, Russia and Israel. In order to preserve the Company image, the Company plans to distribute its services and capabilities to industry through local operators acting as affiliates, who have the required local market contacts to initiate and distribute the services in a relatively short time.

     The distribution of the VGTel services to other countries will provide a good example for the global challenges that the marketing executives will be required to tackle. The resulting experience in these markets will provide a base for the needed adjustments to the framework, and procedures for the rapid market penetration model for the company to adopt in other logistical locations and market segments.

     3. STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE.

     The Company is in the beta testing stage. No new product has recently been publicly announced.

     4. COMPETITIVE BUSINESS CONDITIONS, THE ISSUER'S COMPETITIVE POSITION IN THE INDUSTRY, AND METHODS OF COMPETITION.

     Management is not aware of any other VOIP based call-center with similar features. We believe the uniqueness of this service positions VGTel to an excellent starting point in becoming the leading global service provider of a powerful Web-based marketing tool. We anticipate that the ease of use, coupled with unlimited capacity will make GMG the most popular tool within a short period of time.

     We have applied for a provisional patent on the core software engine which runs the business process of the VGTel System and platform, and plan to embark on a PR offensive to establish our name in the minds of entities operating in our target industry. We anticipate that being first to present this concept will give us an advantage over competitors who have not yet begun to exploit this market. We do anticipate that we will nonetheless face extensive competition from a variety of VOIP providers and from traditional telemarketing organizations as well. In addition, nearly all established firms that choose to compete with us will have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we will have. New technologies and the continued enhancement of existing technologies may also increase competitive pressures upon us.

     5. SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS.

     The Company has entered into contractual relationships with Kanaga Networks Solutions, Inc. for software development, and plans to continue its relationship with this company to expand and augment the offered services.

     The Company does not use raw material in its products or services.

     6. DEPENDENCE ON ONE OR A FEW CUSTOMERS.

     The Company expects that it will have a diversified clientele in many sectors across a broad range of industries and in various geographical locations. The Company does not anticipate depending on one or few customers.

     7. PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS, INCLUDING THEIR DURATION.

     The Company has applied for a Provisional Patent on its core technology process, and for a service mark on the "VGTel" name.

     8. THE NEED FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES.

     Our operations are currently not subject to regulation. We are using wholesale VOIP carriers to terminate our traffic, and lease internet hosting services to provide our services. We are similar to Internet Service Providers, which are currently not subject to regulation.

     9. TECHNOLOGY:

     We use commercially available software, as well as our own developed proprietary software. Our systems combine our proprietary technologies and commercially available, licensed technologies. Our current strategy is to license commercially available technology to augment internally developed solutions. Our Internet content delivery will be provided by a variety of servers.



     10. EMPLOYEES:

     The business of VGTel, Inc. will be managed by our officers and directors. Our future success depends in large part upon our ability to attract and retain highly qualified employees. Competition for such personnel is intense, and there can be no assurance that we will be able to retain our senior management or other key employees or that we will be able to attract and retain additional qualified personnel in the future.

     Description of Properties:

     The address of our administrative office is:

     2303  South  Blvd.,  Houston,  TX.  77098.  Tel:  713-630-0025 Fax: 713 630
     0025 Email: rkallus@kallus.com

     Our CEO has agreed to provide his home office for administrative use by the Company free of charge. The office is equipped with standard office equipment including computers, scanners, copiers, and fax machine and office space.

     Legal Proceedings

     To our knowledge, neither us, nor any of our officers or directors is a part' to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

     Directors, Executive Officers, Promoters and Control Persons

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of two years and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.









Name                     Age  Position
-----------------------  ---  ---------------------------------


Ron Kallus
2303 South Blvd.              Chairman,  CEO, President,
Houston, Tx. 79098        57  Treasurer  Director,
-----------------------  ---  ---------------------------------


Israel Hason
40 Serlin St.
Holon 58298, Israel

                          42  Chief Marketing Officer, Director
                         ---  ---------------------------------
Niva Kallus
7 Lafayett Ter.
Chelmsford, MA 01824      22  Corporate Secretary, Director
-----------------------  ---  ---------------------------------

      GENERAL PARTNERS, OFFICERS, DIRECTORS:

     Ron Kallus, Age 57 Chairman, CEO, Treasurer

     Mr. Kallus was appointed as Chairman, CEO and Treasurer on January 18, 2006. Mr. Kallus is also president of NYN International LLC, since August 2003 and he is Chief Operations Officer for Digital Power Technologies, Inc., a private R&D company in Texas since July 2005. From June 2003 until July 2004, he was employed by NovoLink Communications, in Texas where he held the position of VP-Business development. From August 2002 to May 2003 Mr. Kallus was a self employed consultant in Berkeley CA. From January 2001 until July 2002 Mr. Kallus was employed by IPI Ltd. in Haifa, Israel where he held the position of General Manager In the prior period, Mr. Kallus worked at Intermetrics of Cambridge, Massachusetts for 10 years, where he acted as the head scientist in the field of industrial systems and was responsible for the development and sale of computerized management systems
     (PMS). He later established Eurometrics, in which he developed the first Personal Computer -based PMS system. Mr. Kallus sold the company and established IPI, a technological consultation and Research Company.



     Educational Background:

     Israel Institute of Technology, Haifa, Israel B.Sc. Electrical Engineering, 1975

                    Massachusetts Institute of Technology, Cambridge, Mass., USA Graduate work, Artificial Intelligence, 1977

                    North Eastern University, Boston, Mass., USA Graduate work, Technical Management, 1981

     Israel Hason Age 42 Chief Marketing Officer, Director

     On January 18, 2006, Israel Hason was appointed Chief Marketing officer and Director. Mr. Hason has been General Manager and principal shareholder of Platin Ltd Israel where he is responsible for overseeing three daughter companies Platin - Investment - owner of the Messer-Phone, and other registered trade marks. Platin - Marketing and Advertisement
     (1989) Ltd., operating a commercial advertisement office, and Style - Manages & Operates several customers clubs for major credit cards companies like AMX and VISA each has around 500,000 members. Mr. Hason brings expertise in business and marketing, with a strong emphasis on the Israeli markets for the VGTel products.

     Mr. Hason's Academic Experience:

     Technicum, Givataim, Israel B.Sc. Architecture 1983

     Niva Kallus, Age 22 Corporate Secretaries, Director.

     On January 18, 2006 Niva Kallus was appointed as Corporate Secretary, and Director. From 2003 to the present Niva has been conducting Pre-med Undergraduate studies (Psychology Major) at the University of Massachusetts, From Sep. 2002 to July 2003 Niva studied, to become a registered EMS at Oakland CA. From (August) 2001 to (August) 2002, Niva established a new Scout organization in Kiryat-Gat, Israel From (Sep.) 1996
     - -(June) 2001 She attended Zevulun-Carmel High School, Kibbutz Yagur, Israel (Graduation June 2001) Academic Experience - Psychology Major (Pre-med) University of Massachusetts, Lowell, MA. (2003-present). - First Aid, Emergency Medical Services Authority, CA (2002) - CPR, American Heart Association (2002) - EMT training program, Merritt College, Oakland, CA
     (2003) - CPR Instructor course, Chelmsford police Department (2004)

     Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock as of March , 2006 by (1) all stockholders known to the Company to be beneficial owners of more than five percent (5%) of the outstanding Common Stock; and (2) all directors and executive officers of the Company, individually and collectively as a group.









                                             AMOUNT OF     AMOUNT OF
                                             BENEFICIAL    BENEFICIAL
                                             OWNERSHIP     OWNERSIP                       PERCENT OF CLASS
TITLE OR       NAME  OF                      BEFORE        AFTER       PERCENT OF CLASS   AFTER
CLASS OF       BENEFICIAL                    STOCK         STOCK       BEFORE             STOCK
SECURITIES     OWNER  (1)                    OFFERING (2)  OFFERING    OFFERING           OFFERING
-------------  ----------------------------  ------------  ----------  -----------------  -----------------


               Ron Kallus
Common                                           750,000      750,000            15.625%            15.625%
-------------                                ------------  ----------  -----------------  -----------------

Common         Niva Kallus (1)                   420,000      420,000              8.75%              8.75%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------
               Yoav Kallus
Common                                  (2)      420,000      420,000              8.75%              8.75%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------

               Nathan Kallus
Common                                  (3)      420,000      420,000              8.75%              8.75%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------

Common         Hyman & Ethel Schwartz            542,504      542,504             11.30%             11.30%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------

Common         National Theological Center       251,878      251,878               5.2%               5.2%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------

               Yeshiva Tov                       251,878
Common         Vechesed                                       251,878               5.2%               5.2%
-------------  ----------------------------                ----------  -----------------  -----------------

Common         Brain & Power Ltd.                400,000         ----              8.33%               ---
-------------  ----------------------------  ------------  ----------  -----------------  -----------------
Common         Israel Hason                      750,000         ----              15.625%          15.625%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------


DIRECTORS &                                    2,760,000
OFFICERS AS A                                 (1) (2) (3)
GROUP                                                       2,760,000              57.5%              57.5%
-------------                                              ----------  -----------------  -----------------

 (1)  Niva  Kallus  is  the  daughter of Ron Kallus. (2) (3) Yoav and Nathan
     Kallus are the sons of Ron Kallus.





     Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

     None of the principals have outstanding options or warrants or other securities convertible into the Common Stock of the Company.

     To the knowledge of management, during the past five (5) years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company has:

     (1) filed a petition under the Federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two (2) years before the time of such filings, or any corporation or business association of which he was an executive officer at or within ten (10) years before the time of such filing;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

     (4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty
     (60) days the right of such person to engage in any activity described above under this subsection (3)(i) above, or to be associated with persons engaged in any such activities;

     (5) was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated.

     (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

     Certain Relationships and Related Transactions

     We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.





                                             AMOUNT OF     AMOUNT OF
                                             BENEFICIAL    BENEFICIAL
                                             OWNERSHIP     OWNERSIP                       PERCENT OF CLASS
TITLE OR       NAME  OF                      BEFORE        AFTER       PERCENT OF CLASS   AFTER
CLASS OF       BENEFICIAL                    STOCK         STOCK       BEFORE             STOCK
SECURITIES     OWNER  (1)                    OFFERING (2)  OFFERING    OFFERING           OFFERING
-------------  ----------------------------  ------------  ----------  -----------------  -----------------


               Ron Kallus
Common                                           750,000      750,000            15.625%            15.625%
-------------                                ------------  ----------  -----------------  -----------------

Common         Niva Kallus (1)                   420,000      420,000              8.75%              8.75%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------
               Yoav Kallus
Common                                  (2)      420,000      420,000              8.75%              8.75%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------

               Nathan Kallus
Common                                  (3)      420,000      420,000              8.75%              8.75%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------

Common         Hyman & Ethel Schwartz            542,504      542,504             11.30%             11.30%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------

Common         National Theological Center       251,878      251,878               5.2%               5.2%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------

               Yeshiva Tov                       251,878
Common         Vechesed                                       251,878               5.2%               5.2%
-------------  ----------------------------                ----------  -----------------  -----------------

Common         Brain & Power Ltd.                400,000         ----              8.33%               ---
-------------  ----------------------------  ------------  ----------  -----------------  -----------------
Common         Israel Hason                      750,000         ----              15.625%          15.625%
-------------  ----------------------------  ------------  ----------  -----------------  -----------------




DIRECTORS &                                    2,760,000
OFFICERS AS A                                 (1) (2) (3)
GROUP                                                       2,760,000              57.5%              57.5%
-------------                                              ----------  -----------------  -----------------





     (1) Niva Kallus is the daughter of Ron Kallus. (2) (3) Yoav and Nathan Kallus are the sons of Ron Kallus.

     Israel Hasan is the Chief Marketing Officer. He is also a managing partner and principal of Platin Ltd. Israel. Platin Ltd. is a telemarketing company that is a customer of VGTel Inc. Mr. Hason has agreed to recuse himself from any corporate decision relating to Platin Ltd business relationship with VGTel, Inc.

     Ron Kallus, the Company Chief Executive Officer and Principal shareholder provided a credit facility to the Company up to a maximum of $20,000 which may be drawn down anytime from March 1, 2006 until May 18, 2007. This unsecured facility is payable May 18, 2007 and bears an interest rate of prime plus one (1) calculated on an annual basis payable annually in arrears with first payment due March 1, 2007 and second payment due May 18, 2007, unless extended by mutual consent of the parties. As of March 31, 2006, Mr. Kallus advanced $4,200 to the Company.

     Hyman Schwartz, a former officer of the Company has provided short term non-interest bearing loans to the company totaling, $6,601.

     Ethel Schwartz former President and Ron Kallus current CEO are both officers and directors of a private R&D company, Digital Power Technologies, Inc. There are no business relationships or synergies between Digital Power Technologies and VGTel Inc. Both of these entities operate in different industries and sectors that have no relationship with each other. There is no plan for the companies to have relationships in the future.

     Niva Kallus, the Secretary of the corporation, is the daughter of Ron Kallus, the CEO.

     The Company has not entered into any transactions with a related party. Management does not know of any other transaction it will be entering into with related parties.

     The Company has had no transactions with any promoter or promoters since its inception. Nothing of value, including money, property, contracts, options or rights of any kind has been received or will be received by a promoter, director or indirectly from the Company which is not disclosed.

     Description of the Securities.

     The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

     Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $.0001 per share and 10,000,000 shares of preferred stock, par value $.0001 per share.

     We currently have 4,800,000 shares of Common Stock issued and outstanding. No Preferred shares have been issued to date.

     Common Stock:

     Voting Rights. Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company. Our Certificate of Incorporation and By Laws to not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

     PREEMPTIVE  RIGHTS.

     The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

     LIQUIDATION RIGHTS. In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.


     CONVERSION AND REDEMPTION. The shares of the Company's Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company's Common Stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.


     DIVIDENDS: Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor.

     PREFERRED SHARES: The Company authorized 10,000,000 preferred shares par value $0.0001 Cents. As of this date, no preferred shares have been issued.

     The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Shares are as follows: The shares of Preferred Stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof. Such Preferred Stock may be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

     WARRANTS:   The  Company  issued  an aggregate of 3,200,000 Common
     Stock Warrants in connection with the sale of 800,000 Series A Units. Each Unit entitles the subscriber to:

     (i) One (1) share of the Company's Common Stock, $.0001 par value ("Common Stock") and (ii) one (1) Series A (iii) one (1) Series B (iv) one
     (1) Series C (v) and one (1) Series D Common Stock Purchase Warrant ("Warrant Series ]") to purchase shares of the Company's Common Stock, $.0001 par value. Each Series A, B, C, D Warrants are exercisable at $.25 cents per Warrant and entitles each holder exercising a Warrant to one(1) share of Common Stock at the exercise price. Warrant exercise intervals are as follows:

     (ii) One (1) Series A Warrant exercisable effective 90 days following effective date of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (iii) One (1) Series B Warrant exercisable effective 120 days following effective date of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (iv) One (1) Series C Warrant exercisable effective 150 days following effective date of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (v) One (1) Series D Warrant exercisable effective 180 days following effective date of Registration Statement and expiring on the 2nd anniversary from the effective date.

     All of the Warrants are callable by the Company at anytime. The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Class A Warrants, Class B Warrants, Class C Warrants, and Class D Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of VGTel, Inc.

     The Class A Warrants, Class B Warrants, Class C Warrants, and Class D Warrants may be exercised upon surrender of the Warrant on or after the exercise date of the Warrant, and on or prior to the expiration date of the Warrant. Warrants will be surrendered at our principal office or at the office of the Warrant Agent appointed by VGTel, Inc. in accordance with the terms of the Warrant, with the subscription form attached thereto completed and executed as indicated, accompanied by full payment of the exercise price (in cash or by certified check or official bank check payable to the order of VGTel, Inc., Inc.) for the number of Warrants being exercised. The Warrant Holders do not have the right or privileges of holders of Common Stock.

     VGTel, Inc. has the option to "call" all the Warrants presently outstanding and included in the Units (the "Warrant Call"). VGTel, Inc. may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen
     (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.

     Plan of Distribution

     Resales by Selling Shareholders. The plan of distribution for the shares being offered for sale by the Selling Shareholders provides that shareholders may sell their shares of Common Stock either directly or through a broker-dealer.

     Broker-dealers may charge commissions to both Selling Shareholders selling Common Stock and purchasers buying shares sold by a Selling Shareholder. Neither we nor the Selling Shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Shareholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     To the extent required by laws, and regulations we will file a prospectus supplement during the time the Selling Shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by Selling Shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits Selling Shareholders from offering to purchase and purchasing our Common Stock at certain periods of time surrounding their sales of shares of our Common Stock under this prospectus.

     Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their Common Stock. Some states may also require Selling Shareholders to sell their Common Stock only through broker-dealers.

     The Selling Shareholders will receive all of the proceeds from the sale of 800,000 of their shares, less any commissions or discounts paid to brokers or other agents. We will not receive any of the proceeds from the sale of these shares. We may, however, receive up to $ 800,000 in proceeds from the exercise by certain Selling Shareholders of Warrants to purchase up to an aggregate of 3,200,000 shares of our Common Stock. The resale of the Common Stock underlying these Warrants is included in the Registration Statement of which this prospectus forms a part. We have agreed to include the shares of the Selling Shareholders in the Registration Statement. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares on behalf of the Selling Shareholders. We estimate that we will incur legal and accounting fees and other expenses related to this offering of approximately $10,000 in conjunction with the preparation and filing of this registration statement.

     The Selling Shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the Selling Shareholders will sell any or all of the shares offered by them.

     Selling Security Holders

     The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock registered pursuant to this Registration Statement. Because the Selling Shareholders may offer all or only some portion of the 800,000 shares of common stock to be registered plus an additional 3,200,000 issuable upon exercise of certain Warrants, requiring the payment of the exercise price, no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

     The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of May 22, 2006 and the number of shares of Common Stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the Selling Shareholder. None of the Selling Shareholders is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.



                                                                               Shares of
                                                                               common
                                                                               stock to be
                                                                               sold         Shares of   Percent
                                                 Shares of       Percent of    Including    common      Common
                                                 common          Common        Shares       Stock       Stock
                                                 prior           prior to      Warrants     After       After
Name of Selling Stockholder                      to offering     offering (1)                  offering (2)


Brain & Power Ltd.
8 Hagefen St.
Kiryat Bialik, Israel                                  400,000           8.3%    2,000,000           -0-  -0-

---------------------------------------------  --------------  ------------  -----------  ------------  ---
Rambam Research
Academy
1372 47th   St. Brooklyn, NY 11219                      80,000         .0167%      400,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Advanced Learning Institute
4712 14 Ave
Brooklyn, NY 11219                                      80,000         .0167%      400.000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Sanjiv Parikh
1000, Camero Way
Fremont, CA 94539
                                                        40,000        .00833%      400,000           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Shalom Shachar
Address: Gordon 43
Ramat Hasharon, Israel
                                                        40,000        .00883%      400,000           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Amel Debache
4731 Quillback Drive
Friendswood, TX. 77546
                                                        40,000        .00883%      400,000           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Samir Chokshi
38 Kamdhenu Complex
Opp Sahajanand Colledge
Ellis Bridge, Ahmedabad 380006, India
                                                        15,000       .003125%       75,000           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Herman Friedman
487 Bedford Ave.
Brooklyn, NY 11211                                      10,000        .00208%       50,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Jenny Dalton
2875 Love Lane
Friendswood, TX 77546                                   10,000        .00208%       50,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Beth   Gardner
5135 Candlewood
League City, TX 77573                                   10,000        .00208%       50,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Emeily Emerson
1725 Ocean Front Walk #510
Santa Monica, CA  90401                                 10,000        .00208%       50,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Matthew    Allen
385 East Green St.
Pasadena  CA. 91101                                     10,000        .00208%       50,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---





Milkoo Fixler
4503 15th Ave.
Brooklyn, NY 11219                                       5,000        .00104%       25,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Jaccob Werczberger
1942-52nd St.
Brooklyn, NY 11204
                                                         5,000        .00104%       25,000           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Esther Ackerman
4910 17th Ave.
 Brooklyn, NY   11204                                    5,000        .00104%       25,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Yerachmiel Gorelik
David Elazer St. 85/8
Holon, Israel
                                                         5,000        .00104%       25,000           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Ortal David,
Haankor St. 5
 Holon, Israel                                           5,000        .00104%       25,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Shimon Levi,
Oscar Shindler St. 10
 Bat -Yam, Israel
                                                         5,000        .00104%       25,000           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Judy Friedman
487 Bedford Ave.
Brooklyn, NY 11211                                       5,000        .00104%       25,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Elozer Klein
1357 51 Street
Brooklyn, NY 11219                                       4,000         .0008%       20,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Vihar Patel
KarmaShrestha, Shyamal-II Rd,
Ahmedabad 380015, India
                                                         2,500        .00052%       12,500           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Meera Friedman
730 E. 3rd St.
Brooklyn, NY 11218                                       2,500        .00052%       12,500           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Hiran Salvi
Shukan-II, Ramdevnagar,
Ahmedabad-380 015, India
                                                         2,500        .00052%       12,500           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Eli Davidovits
c/o Royal Imports
4522 18th avenue
Brooklyn New York 11204
                                                         2,500        .00052%       12,500           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---


Shay Avidar,
Address: Abrbanel St. 70
Bney Berak, Israel                                       2,500        .00052%       12,500           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Itay Berliner,
Grinberg St.15
Holon, Israel
                                                         2,500        .00052%       12,500           -0-  -0-
                                                 --------------  ------------  -----------  ------------  ---
Henry Reinhold
1354 E. 13th St.
Brooklyn, NY 11230                                         200        .00004%        1,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Chani M. Edelstein
1274 Ocean Parkway
Brooklyn, NY 11218                                         200        .00004%        1,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Hindy Gleiberman
317 Ave. F
Brooklyn, NY  11218                                        200        .00004%        1,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Hadassa Illowitz
593 Dahill Rd.
Brooklyn, NY 11218                                         200        .00004%        1,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---
Samuel Reinhold
5100 15th Ave.
Brooklyn, NY 11219                                         200        .00004%        1,000           -0-  -0-
-----------------------------------------------  --------------  ------------  -----------  ------------  ---




(1)     Based on 4,800,000 Shares Outstanding

(2)     Assumes the sale of all shares registered by each selling shareholder.

(3)     Rambam Research Academy is controlled by Elozar Klein, Director

(4)     Advanced Learning Institute is controlled by Elozar Klein, a Director

(5)     Brain & Power Ltd. is controlled by Prosper Dahan.



     We will require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.




     Transfer Agent

     The Company has engaged the services of a Stock Transfer Company to act as its Transfer Agent:

     Pacific Stock Transfer Company 500 E. Warm Springs Road, Suite. 240 Las Vegas, NV 89119 (702) 361-3033 FAX (702) 433-1979

     Legal Matters

     The validity of the common stock offered by this prospectus has been passed upon by The O'Neal Law Firm, P.C.

     Experts

     The  financial  statements  of  VGTel,  Inc.,  formerly  Tribeka  Tek, Inc.
     included in this Registration Statement have been audited by N. Blumenfrucht, CPAPC to the extent and for the period set forth in their report appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

     Interest of Named Experts and Counsel

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

     Disclosure  of  Sec  Position  of  Indemnification  for  Securities  Act
     Liabilities

     Our Bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the New York State Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the New York State Corporation Law and indemnification for such a person may be greater or different from that provided in the bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Where You Can Find More Information

     We have filed a Registration Statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 under the Securities Act to register the shares of our Common Stock being offered by this prospectus. This prospectus omits some information contained in the Registration Statement and its exhibits, as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should review the Registration Statement and its exhibits, which may be inspected, without charge, at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the public reference facilities of the SEC on payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including the Registration Statement.

     Statements in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by that reference.
     We are not required to deliver annual reports to stockholders, and we do not intend to voluntarily send annual reports with audited financial statements to stockholders. However, on completion of this offering, we will become subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the regional offices, public reference facilities and Web site of the SEC referred to above. We have not filed any reports or statements with the SEC prior to filing this registration statement and

     Changes In and Disagreements with Accountants on Accounting and Financial Disclosure:

     The principal accountant's report of N. Blumenfrucht, CPA PC on the financial statements did not contain adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. There has been no disagreement with the auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

FINANCIAL STATEMENTS:


N. BLUMENFRUCHT CPA PC
1040 East 22nd Street
Brooklyn New York 11210
Tel.- 718-692-2743
Fax -718-692-2203



The Board of Directors and Stockholders
VGTel Inc.

     We have audited the accompanying balance sheets and statements of stockholders' equity of VGTel Inc. (formerly Tribeka Tek Inc.) as of March 31, 2006, December 31, 2005 and 2004 and the related statements of operations and cash flows for the three months ended March 31, 2006 and for the periods February 5, 2002 (inception) through March 31, 2006 These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards of the Public Company Oversight Board (United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VGTel Inc.(formerly Tribeka Tek Inc.) as of March 31, 2006 , December 31, 2005 and 2004 and the related statements of operations and cash flows for the three months ended March 31, 2006 and for the period February 5, 2002 (inception) through March 31, 2006 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company and has had no significant income since inception, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Brooklyn New York
June  12, 2006        /s/ N. Blumenfrucht, CPAPC

                                   VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                                  BALANCE SHEET
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004




                          ASSETS     MARCH  31, 2006     DEC 31, 2005     DEC 31, 2004
                          ------     ---------------     ------------     ------------


CURRENT ASSETS
   Cash and cash equivalents                                 $ 12,620   $  5,873   $  1,744
   Accounts receivable                                          6,321          0          0
                                                             ---------  ---------  ---------

          Total Current Assets                                 18,941      5,873      1,744


FIXED AND OTHER ASSETS
   Property and equipment                                       4,744      4,744      4,744
       less: Accumulated depreciation                          (2,607)    (2,372)    (1,424)
                                                             ---------  ---------  ---------
   Net- Property and equipment                                  2,137      2,372      3,320
                                                             ---------  ---------  ---------
   Intellectual property                                       69,000          0          0
       less: Accumulated depreciation                          (3,450)         0          0
                                                             ---------  ---------  ---------
   Net -Intellectual property                                  65,550          0          0
                                                             ---------  ---------  ---------
   Organization expense (net of accumulated amortization)         135        150        210
   Deferred tax asset                                               0          0          0
                                                             ---------  ---------  ---------

          Total Fixed and Other Assets                         67,822      2,522      3,530
                                                             ---------  ---------  ---------


         Total Assets                                        $ 86,763   $  8,395   $  5,274



LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------


CURRENT LIABILITIES
   Accrued expenses                                          $  2,000   $    700   $    455
   Due to shareholders                                         10,824      6,601      6,146
                                                             ---------  ---------  ---------

          Total Current Liabilities                            12,824      7,301      6,601

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
 Preferred Stock,, $.001 par value,
    Authorized 10,000,000 shares, none issued                       0          0          0
  Common stock, $.0001  par value ,
    Authorized 200,000,000  shares Issued  &
   outstanding  4,400,000 , 1,240,000 AND 1,240,000 shares        440        124        124
  Additional paid in capital                                  109,560     25,876     15,876
  Accumulated other comprehensive  gain (loss)                      0          0          0
  Retained Earnings (Deficit)                                 (36,061)   (24,906)   (17,327)
                                                             ---------  ---------  ---------

          Total Stockholders' Equity                           73,939      1,094     (1,327)
                                                             ---------  ---------  ---------

Total Liabilities and Stockholders' Equity                   $ 86,763   $  8,395   $  5,274


The accompanying notes are an integral part of the financial statements.



                                   VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                             STATEMENT OF CASH FLOWS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004



  S>
                                                                                                          ACCUMULATED
                                                                                                          ---------------------
                                                                                                          FROM INCEPTION
                                                                                                          ---------------------
                                                JANUARY 1, 2006    JANUARY 1, 2005-   JANUARY 1, 2004-     (FEBRUARY 5, 2002)-
                                                -----------------  -----------------  ------------------  ---------------------
                                                MARCH 31, 2006     DECEMBER 1, 2005   DECEMBER 1, 2004    MARCH 31, 2006
                                                -----------------  -----------------  ------------------  ---------------------


CASH FLOWS FROM OPERATING ACTIVITIES
----------------------------------------------
     Net  Income (loss)                                  ($6,155)  $           2,421               ($49)              ($11,060)
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
     Adjustments to reconcile net loss to net
----------------------------------------------
       cash provided by operating activities:
----------------------------------------------


          Depreciation and amortization                    3,700               1,009              1,009                  6,222
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------


          Changes in assets and liabilities:
----------------------------------------------
             Accounts receivable                          (6,321)                  0                  0                 (6,321)
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
             Accrued expenses                              1,300                 244                  0                  1,999
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
             Officers loans                                4,223                 455                  0                 10,824
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------


Net cash provided ( used)                                 (3,253)              4,129                960                  1,664
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
  in operating activities
----------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
----------------------------------------------
     Purchase  of fixed assets                                 0                   0                  0                 (5,044)
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
 & Organization expenses
----------------------------------------------
Net cash provided (used)                                       0                   0                  0                 (3,380)
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
in investing  activities
----------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES
----------------------------------------------
   Sale of common stock                                        0                   0                  0                  6,000
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
   Sale of units                                          10,000                   0                  0                 10,000
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------


Net cash provided (used)                                  10,000                   0                  0                 16,000
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
  by financing activities                                      -                   -                  -                      -
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
NET INCREASE  (DECREASE ) IN CASH                          6,747               4,129                960                 12,620
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------


Cash and cash equivalents,                                 5,873               1,744                784                      0
----------------------------------------------  -----------------  -----------------  ------------------  ---------------------
 beginning of period
----------------------------------------------
Cash and cash equivalents, end of period        $         12,620   $           5,873  $           1,744   $             12,620
----------------------------------------------  =================  =================  ==================  =====================






Supplemental disclosures
----------------------------------------------


Noncash investing and financing activities:
----------------------------------------------
Issuance of common stock                        $         69,000                                          $             69,000
----------------------------------------------  -----------------                                         ---------------------
in exchange for Intellectual
----------------------------------------------


The accompanying notes are an integral part of the financial statements.





                                   VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                             STATEMENT OF OPERATIONS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004




                                                                           ACCUMLATED
                                                                           ------------
                                                                           FROM
                                                                           INCEPTION
                                                                           ------------
                         JANUARY 1, 2006-  JANUARY 1,2005-  JANUARY 1,2004- FEB. 5,2002-
                                            -
                         MARCH 31, 2006    DEC 31, 2005     DEC 31, 2004   MARCH 31,2006
                       -------------    ------------      ------------     ------------





REVENUES                         $     7,161   $     4,921   $     2,342   $    15,957
-------------------------------  ------------  ------------  ------------  ------------




OPERATING EXPENSES
-------------------------------
  General   and administrative         9,327         1,491         1,382        20,506
-------------------------------  ------------  ------------  ------------  ------------
  Officers' compensation               5,000        10,000        10,000        25,000
-------------------------------  ------------  ------------  ------------  ------------
  Depreciation and                     3,700         1,009         1,009         6,223
-------------------------------  ------------  ------------  ------------  ------------
amortization
-------------------------------
     Total operating expenses         18,027        12,500        12,391        51,729
-------------------------------  ------------  ------------  ------------  ------------


      Income (loss)                  (10,866)       (7,579)      (10,049)      (35,772)
-------------------------------  ------------  ------------  ------------  ------------
 from operations
-------------------------------
OTHER INCOME
-------------------------------
  Investment income                        0             0             0             0
-------------------------------  ------------  ------------  ------------  ------------


     Loss before income taxes        (10,866)       (7,579)      (10,049)      (35,772)
-------------------------------  ------------  ------------  ------------  ------------


Federal Income Tax                       289             0             0           289
-------------------------------  ------------  ------------  ------------  ------------


     NET INCOME (LOSS)              ($11,155)      ($7,579)     ($10,049)     ($36,061)
-------------------------------  ============  ============  ============  ============


INCOME (LOSS) PER
-------------------------------
Common                                ($0.00)       ($0.01)       ($0.01)
-------------------------------  ============  ============  ============
'Basic and Diluted
-------------------------------




WEIGHTED AVERAGE NUMBER
-------------------------------
OF SHARES OUTSTANDING              4,266,667     1,240,000     1,240,000
-------------------------------  ============  ============  ============


The accompanying notes are an integral part of the financial statements.

                                   VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                        STATEMENT OF SHAREHOLDERS EQUITY
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004











                                                                              RETAINED       ACCUMULATED
                                                                 ADDITIONAL   EARNINGS       OTHER
                                             COMMON     STOCK    PAID-IN      (ACCUMULATED   COMPREHENSIVE-
                                             ---------  -------
                                             SHARES     AMOUNT   CAPITAL      DEFICIT)                     TOTALS
                                             ---------  -------  -----------  -------------  ------------  ---------
                                                                                             LOSS

Balances, January 1, 2004                    1,240,000  $   124  $     5,876       ($7,278)  $          0   ($1,278)

Officers'compensation charged                                         10,000                                 10,000

Net loss for year ended December 31, 2004                                          (10,049)                 (10,049)

Balances, December 31, 2004                  1,240,000      124       15,876       (17,327)             0    (1,327)

Officers'compensation charged                                         10,000                                 10,000

Net income for year ended December 31, 2005                                         (7,579)                  (7,579)

Balances, December 31, 2005                  1,240,000      124       25,876       (24,906)             0     1,094

Shares issued in exchange for
 Intellectual Property- January 2006         2,760,000      276       68,724                                 69,000

Units sold February 2006                       400,000       40        9,960                                 10,000

Officers'compensation charged                                          5,000                                  5,000

Net loss for quarter ended March 31, 2006                                          (11,155)                 (11,155)


BALANCES, MARCH 31, 2006                     4,400,000  $   440  $   109,560       (36,061)  $          0  $ 73,939
                                             ---------  -------  -----------  -------------  ------------  ---------





     The accompanying notes are an integral part of the financial statements.

                                   VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004



NOTE 1 - FORMATION AND BUSINESS OF THE COMPANY.
----------------------------------------------

     VGTel Inc. (formerly known as Tribeka Tek, Inc.) (the "Company) was organized on February 5, 2002 in the State of New York. The Company was engaged in the business of providing edgarizing services for publicly traded companies filing through the Edgar system. The Company entered into a software licensing agreement with Edgar Filings, Inc. a Texas Corporation and was paying annual licensing fees.

     On January 18, 2006 The Company acquired all of the software and intellectual property assets pertaining to the VGTel system from NYN International, LLC, a technology development company which developed the VGTel system. These assets will allow the Company to operate in the Voice Over Internet Protocol (VOIP) sector of the telecommunications industry. Effective February 2006 the Company has ceased to provide Edgarizing services and is devoting its full attention to the VOIP services. The financial statements presented represent current and accumulated activities of the company formerly known as Tribeka Tek, Inc. Activities of NYN International LLC are not relevant to these statements and accordingly have not been presented.

     In  January  2006  the  Company  changed  its  name  to  VGTel  Inc.

     NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Fiscal year

     THE COMPANY HAS CHOSEN DECEMBER 31, AS ITS FISCAL YEAR END.

     USE OF ESTIMATES:

     The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities in the financial statements. Actual results could differ from those estimates.

     Cash and cash equivalents

     Cash and cash equivalents consists of cash, money market funds and other highly liquid investments with a maturity of three months or less from the date of purchase. The Company has not experienced any losses on its cash or cash equivalents.

                                  VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004




     INVESTMENTS

     Investments include marketable common stock securities traded on the stock exchange. The marketable securities are classified as available for sale, and are measured at fair value in the balance sheet. Unrealized gains and losses on investments are recorded net of tax as a separate component of stockholders' equity. Gains and losses on securities sold are determined based on the specific identification method.

     PROPERTY AND EQUIPMENT

     Property and equipment (primarily computer hardware) are recorded at cost and depreciated or amortized over the estimated useful lives of the assets (three to five years) using the accelerated depreciation method allowed by the Internal Revenue Code.


     NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     REVENUE RECOGNITION

     The Company recognizes revenue on the accrual basis as the related services are provided to customers and when the customer is obligated to pay for such services

     EARNINGS (LOSS) PER SHARE

     In accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share", the computation of net loss per share is based upon the weighted average number of common shares issued and outstanding for the reporting period. Common stock equivalents related to options, warrants and convertible securities are excluded from the computation when the effect would be antidiliutive

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board (FASB) issued FASB 133, "Accounting for Derivative Instruments and Hedging Activities", The Company does not engage in derivative or hedging activities and does not expect the adoption of this new pronouncement to have a material effect, if any, on its financial condition or results of operations.

     In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003. The adoption of SFAS 150 did not impact the financial position, cash flows or results of operations.

                                  VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004




     In December 2003, the SEC issued SAB 104. This staff accounting bulletin revises or rescinds certain sections of SAB 101, which gives interpretation guidance about revenue recognition. SAB 104 makes the interpretive guidance of SAB 101 consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 in the fourth quarter of fiscal 2004 did not impact the financial position, cash flows or results of operations.

     NOTE 3- LIQUIDITY & PROFITABILITY- GOING CONCERN

     The Company has had no significant income since inception, which raises substantial doubt about its ability to continue as a going concern. The continuation of the Company as a going concern are dependent upon the Company's ability to obtain additional financing and upon future profitable operations.

     NOTE 4 -INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 , (SFAS 109) " Accounting for Income Taxes." Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized, if on the weight available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

     NOTE 5 -INTELLECTUAL PROPERTY

     On 18, January 2006 The Company acquired the software and intellectual property assets pertaining to the VGTel system from NYN International, LLC, a technology development company which developed the VGTel system, in exhange of 2,760,000 shares of common stock of VGTel, Inc. The software and intellectual property assets was valued at $69,000 which is equivalent to the fair market value of the shares issued based on the subscription price of the Series A Units sold to Subscribers $0.025 per unit. The asset is being amortized over a sixty month period.

                                  VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004

     NOTE 6-ACCRUED EXPENSES

     Accrued expenses include professional fees payable

     NOTE 7-DUE TO SHAREHOLDERS

     Various funds had been advanced by former officers to the company. These are non interest bearing short term loans. In addition the Company's current Chief Executive Officer provided a credit facility to the Company for up to a maximum of $20,000 which may be drawn down anytime from March 1, 2006 until May 18, 2007. This unsecured loan is payable May 18, 2007 and bears an interest rate of prime plus one (1) calculated on an annual basis payable annually with the first payment due March 1, 2007 and second payment due May 18, 2007, unless extended by mutual consent of the parties. As of March 31, 2006 approximately $4,200 was advanced to the Company by the officer.

     NOTE 8-OFFICERS ' COMPENSATION

     The officers have taken no actual compensation since inception. For financial statement purposes on the Statement of Operations -officers compensation has been charged for $10,000 in 2004 , $10,000 in 2005 and $5,000 for the quarter ended March 31, 2006. Additional Paid in Capital has been credited for the corresponding amounts.

     NOTE 9-COMMITMENTS AND CONTINGENCIES

     The Company is occupying the premises of its President rent-free

     The  company  signed  various  contracts  to  build  a  Global  Messaging
     Gateway (GMG). This is a web-hosted application, which provides message-broadcasting facility, for business to business , personal, telemarketing, alerting and many more applications.

     In addition the Company entered into an agreement with a telemarketing company in Israel that has agreed to distribute services to telemarketing clients in Israel.

     Legal Proceedings

     There are no material legal proceedings to which the Company is a party to or which any of their property is subject.

                                  VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004




   NOTE 10- STOCKHOLDERS' EQUITY

     The Company's authorized capital stock consists of 1,500 shares of common stock (par value of $1.00)

     The Company issued 1,500 shares for a total consideration of $6,000

     On June 30, 2005 the Company filed an amendment to its articles of incorporation to increase its authorized shares from 1,500 to 200,000,000 common shares with a par value of $.0001 and also authorized 10,000,000 preferred shares with a par value of $.001.

     For purposes of these financial statements Common Stock has been stated at $.0001 for all periods stated

     For financial statement purposes on the Statement of Operations - Officers compensation has been charged for $10,000 in 2004 and 2005 and $5,000 for the quarter ended March 31, 2006. Additional Paid in Capital has been credited for the corresponding amount.



     NOTE 10- STOCKHOLDERS' EQUITY (Continued)

     On January 18, 2006 the Company authorized a forward split of 826.67 per share bringing the total outstanding shares from 1,500 to 1,240,000.

     In January 2006 the Company issued 2,760,000 restricted shares to shareholders of NYN International LLC in exchange for the rights to its intellectual properties.

     In February 2006 the Company offered 800,000 Series A Units at $.025 per Unit to non-accredited investors in a private placement offering pursuant to Regulation D 506. Each Series A Units consists of (i) 1 share of the Company's common stock, $.0001 par value ("Common Stock") and (ii) 1 Series A (iii) 1 Series B (iv) 1 Series C (v) and 1 Series D Common Stock Purchase Warrants ("Warrant Series ]") to purchase shares of the Company's Common Stock, $.0001 par value. Each Series A, B, C, D Warrants are exercisable at $0.25 cents per Warrant. Each Warrant entitles the holder upon exercise, to receive one share of commons stock underlying each Warrant. Warrants are exercisable at intervals as follows:

                                  VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004


     (ii) 1 Series A warrants exercisable effective 90 days following effectiveness of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (iii) 1 Series B warrants exercisable effective 120 days following effectiveness of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (iv) 1 Series C warrants exercisable effective 150 days following effectiveness of Registration Statement and expiring on the 2nd anniversary from the effective date.

     (v) 1 Series D warrants exercisable effective 180 days following effectiveness of Registration Statement and expiring on 2nd anniversary from the effective date.

     In February and March 2006 -400,000 units were sold.

     No preferred shares have been issued. It is within the discretion of the Board of Directors to determine the preferences of the preferred stock. The Company has not yet determined the preferences of the preferred stock

                                  VGTEL, INC.
                           A DEVELOPMENT STAGE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                 FOR THE PERIOD
                  MARCH 31, 2006, DECEMBER 31,  2005  AND 2004





     NOTE 10-SUBSEQUENT EVENTS

     On May 18, 2006, VGTel Inc. entered into a consulting and development agreement with Brain & Power Ltd., of Kiryat Bialik, Israel, for developing remote digitally controlled communication applications for the Company's GMG Global Messaging. As payment for the initial $10,000 for services rendered by B&P under this contract, the Company issued 400,000 Series A Units in lieu of $10,000 cash. See Exhibit 10.4.


     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 9. THE SECURITIES OFFERED HEREIN SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE COMPLETE LOSS OF THEIR INVESTMENT.

     PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

     Indemnification of Directors and Officers

     The articles of incorporation of VGTel, Inc., Inc. (the "Registrant") provides for the indemnification of the directors, officers, employees and agents of the Registrant to the fullest extent permitted by the laws of the State of New York. Section S 722 of the New York State General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 723 of the New York State law requires that the determination that indemnification is proper in a specific case must be made by:

    (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the Director or officer has met the standard of conduct set forth in section 22 or established pursuant to section 721, as the case may be,

     (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

     - (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or


     - (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

     - (c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with this registration:








Sec Registration Fees            $ 96.10
-------------------------------  -------
Printing & Engraving Fees        $   500
-------------------------------  -------
Accounting Fees & Expenses       $ 2,500
-------------------------------  -------
Legal Fees & Expenses            $ 5,000
-------------------------------  -------
Edgarization & Filing Fees (1)   $    --
-------------------------------  -------
Transfer Agent Fees & Expenses   $ 1,600
-------------------------------  -------
Miscellaneous                    $   500
-------------------------------  -------
Total                            $10,196
-------------------------------  -------

     (1) We will Edgarize our documents internally.

     Recent Sales of Unregistered Securities

     During the past three (3) years we have sold unregistered securities to the shareholders of NYN International LLC and in private placement transactions.

     On January 18, 2006 we issued 2,760,000 shares of our Common Stock to the shareholders of NYN International LLC for par value equal to an aggregate of $276.00, or $0.0001 per share. Shares were allocated as follows:




Ron Kallus     750,000
-------------  -------
Israel Hasan   750,000
-------------  -------
Niva Kallus    420,000
-------------  -------
Nathan Kallus  420,000
-------------  -------
Yoav Kallus    420,000
-------------  -------






     During February and March 2006 we sold 400,000 Series A Units to 32 investors at a price of $0.025 per Unit. In conjunction with these Units we issued 400,000 shares of Common Stock and Warrants to purchase 3,200,000 shares of Common Stock underlying four (4) Series of Warrants. All Warrants are exercisable at $0.25 per share.

     On May 18, 2006, VGTel Inc. entered into a consulting and development agreement with Brain & Power Ltd., of Kiryat Bialik, Israel, for developing remote digitally controlled communication applications for the Company's GMG Global Messaging. As payment for the initial $10,000 for services rendered by B&P under this contract, the Company issued 400,000 Series A Units in lieu of $10,000 cash.

     In connection with the issuance of all of these shares, we relied upon the exemption from the registration provisions of the Act contained in
     Section 4(2) thereof. Each investor completed a Subscription Agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

     Undertakings

     The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, the Company will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

     (3) The Company will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibits

  No.                                   Description
------                               -----------------

Exhibit 3.1           Articles of Incorporation

Exhibit 3.2           Amendments to Article of Incorporation

Exhibit 3.3           By Laws

Exhibit 5.1           Legal Opinion William O'Neal, ESQ.

Exhibit 10.1          Acquisition - Asset Purchase Agreement

Exhibit 10.2          Development Contract-  Kanaga Networks Solutions

Exhibit 10.3          Contracts-  NovoLink Communications

Exhibit 10.4          Consultancy Agreement- Brain & Power Ltd.

Exhibit 99.6          Customer Contract-  Platin Ltd.

Exhibit 99.13         Officer's Loan Agreement

Exhibit 99            Code of Ethics

Exhibit 23.1          Consent of Independent Accountant N. Blumenfrucht, CPAPC

Exhibit 23.2          Consent of attorney, William O'Neal, ESQ.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Houston , State of Texas.

VGTel, Inc.,


By:  /s/ Ron Kallus
Principal Executive Officer

Date:   June 15,, 2006

By:  /s/ Ron Kallus
Principal Financial Officer

Date:   June 15,  2006

By:  /s/ Ron Kallus
Principal Accounting Officer

Date:   June 15,  2006